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                                                                Exhibit 10.1


                         COMMON STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                          PHOTOGEN TECHNOLOGIES, INC.,

                                       AND

                                    MI3 L.P.,

                       OXFORD BIOSCIENCE PARTNERS IV L.P.,

                                MRNA FUND II L.P.

                     NEW ENGLAND PARTNERS CAPITAL, L.P., AND

                                  TANNEBAUM LLC

                           DATED AS OF AUGUST 2, 2002

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                                TABLE OF CONTENTS

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
1.   Purchase and Sale of Common Stock............................................................................1
   1.1.   Offering................................................................................................1
   1.2.   Purchase Price..........................................................................................2
   1.3.   Proceeds................................................................................................2
2.   The Closing..................................................................................................3
3.   Representations of the Company...............................................................................3
   3.1.   Organization; Amended Articles..........................................................................3
   3.2.   Corporate Power.........................................................................................3
   3.3.   Authorization...........................................................................................4
   3.4.   Capitalization..........................................................................................4
   3.5.   Subsidiaries............................................................................................5
   3.6.   SEC Filings; Business...................................................................................5
   3.7.   No Material Adverse Change..............................................................................6
   3.8.   Financial Statements....................................................................................6
   3.9.   Contracts and Commitments...............................................................................7
   3.10.     Proprietary Rights, Employee Restrictions............................................................7
   3.11.     Litigation; Compliance with Law......................................................................8
   3.12.     Leasehold Interests..................................................................................9
   3.13.     Insurance............................................................................................9
   3.14.     Loans and Advances...................................................................................9
   3.15.     Assumptions, Guaranties, Etc. of Indebtedness of Other Persons.......................................9
   3.16.     Governmental Approvals...............................................................................9
   3.17.     Tax Matters.........................................................................................10
   3.18.     Title to Properties.................................................................................10
   3.19.     No Labor Disputes...................................................................................10
   3.20.     Environmental Matters...............................................................................10
   3.21.     Compliance with Nasdaq Continued Listing Requirements...............................................10
   3.22.     Brokers.............................................................................................11
   3.23.     No Directed Selling Efforts or General Solicitation.................................................11
   3.24.     No Integrated Offering..............................................................................11
   3.25.     Transactions With Affiliates........................................................................11
   3.26.     Questionable Payments...............................................................................11
   3.27.     Information Supplied to Purchasers..................................................................12
4.   Representations of the Purchasers...........................................................................12
   4.1.   Validity...............................................................................................12
   4.2.   Accredited Investor....................................................................................12
   4.3.   Investment.............................................................................................12
   4.4.   Investment Experience..................................................................................12
   4.5.   Restricted Securities..................................................................................12
   4.6.   Access to Management...................................................................................12
   4.7.   No General Solicitation................................................................................13
5.   Pre-Closing Covenants; Conditions to the Obligations of the Purchasers......................................13
   5.1.   Pre-Closing Covenants..................................................................................13
   5.1.1.    Exclusivity.........................................................................................13
   5.1.2.    Break up Fee........................................................................................13
   5.1.3.    Mi3 Termination.....................................................................................13
   5.1.4.    Dealings with Affiliates............................................................................13
   5.1.5.    Distributions.......................................................................................13
   5.1.6.    Extraordinary Corporate Transactions................................................................14
   5.1.7.    Option Pool.........................................................................................15
   5.2.   Conditions to the Obligations of the Purchasers........................................................15
   5.2.1.    Accuracy of Representations and Warranties..........................................................15

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
   5.2.2.    Consents............................................................................................15
   5.2.3.    Preferred Stock.....................................................................................15
   5.2.4.    Voting, Drag-Along and Right of First Refusal Agreement.............................................15
   5.2.5.    Certificates and Documents..........................................................................16
   5.2.6.    Opinion.............................................................................................16
   5.2.7.    Non-Competition Agreements..........................................................................16
   5.2.8.    Election of Directors...............................................................................16
   5.2.9.    Expenses............................................................................................16
   5.2.10.   Split-off...........................................................................................16
   5.2.11.   SEC approvals; Effective Registration; Blue Sky.....................................................17
   5.2.12.   Conversion of Tannebaum Credit Line.................................................................17
   5.2.13.   Reverse Stock Split.................................................................................17
   5.2.14.   Syndicate...........................................................................................17
   5.2.15.   Fairness Opinion....................................................................................17
   5.2.16.   Conversion of Elan Debt.............................................................................17
   5.2.17.   AmeriCal Securities.................................................................................17
   5.2.18.   Registration Rights.................................................................................17
6.   Conditions to the Obligations of the Company................................................................17
   6.1.   Accuracy of Representations and Warranties.............................................................18
   6.2.   Performance............................................................................................18
7.   Post Closing Covenants......................................................................................18
   7.1.   Affirmative Covenants of the Company...................................................................18
   7.1.1.    Inspection Rights...................................................................................18
   7.1.2.    Meetings of Directors, Committees and Observer Rights...............................................18
   7.1.3.    Reports.............................................................................................19
   7.1.4.    Management Disclosure to the Board..................................................................19
   7.2.   Key Person Insurance; Directors' Liability and Other Insurance.........................................19
   7.3.   No Integration.........................................................................................20
   7.4.   Shareholder Purchase Offering..........................................................................20
   7.5.   Registration of Shares.................................................................................20
   7.6.   Non-Contravention......................................................................................20
   7.7.   Listing of Shares......................................................................................20
8.   General.....................................................................................................21
   8.1.   Successors and Assigns.................................................................................21
   8.2.   Survival of Representations and Warranties.............................................................21
   8.3.   Indemnification........................................................................................21
   8.4.   Conduct of Indemnification Proceedings.................................................................21
   8.5.   Notices................................................................................................22
   8.6.   Entire Agreement.......................................................................................22
   8.7.   Amendments and Waivers.................................................................................22
   8.8.   Counterparts...........................................................................................23
   8.9.   Captions...............................................................................................23
   8.10.     Severability........................................................................................23
   8.11.     Governing Law.......................................................................................23
   8.12.     Exculpation Among Purchasers........................................................................23

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                         COMMON STOCK PURCHASE AGREEMENT

     THIS AGREEMENT dated as of August 2, 2002 is entered into by and among Photogen Technologies, Inc., a Nevada corporation (the "COMPANY"), and Mi3 L.P., a Delaware limited partnership ("Mi3"), OXFORD BIOSCIENCE PARTNERS IV L.P., a Delaware limited partnership, New England Partners Capital, L.P., a Delaware limited partnership, and Tannebaum LLC, a Delaware limited liability company (together with Mi3, the "PURCHASERS").

     WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT"); and

     WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, shares of Common Stock of the Company, $0.001 par value per share (the "COMMON STOCK"), upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows.

1.   PURCHASE AND SALE OF COMMON STOCK.

     1.1. OFFERING. Subject to the terms and conditions of this Agreement, at the Closing the Company shall sell and issue to each of the Purchasers, and each of the Purchasers shall severally, and not jointly, purchase from the Company, the number of shares of Common Stock (the "SHARES") equal to the investment amount set forth opposite the Purchaser's name on Exhibit I divided by the Per Share Purchase Price (as defined below). Additional investors mutually acceptable to Mi3 and the Company may be added to Exhibit I at or prior to the Closing, and upon execution by such additional investors of a counterpart signature page to this Agreement, such additional investors shall be deemed a Purchaser hereunder and shall be subject to and may rely upon the representations, warranties, terms and conditions contained herein. Additionally, Purchasers may assign a portion of their subscription hereunder to additional investors at or prior to the Closing, whereupon Exhibit I will be adjusted accordingly and upon execution by such additional investors of a counterpart signature page to this Agreement, such additional investors shall be deemed a Purchaser hereunder and shall be subject to and may rely upon the representations, warranties, terms and conditions contained herein.

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     1.2.   PURCHASE PRICE. Immediately prior to the Closing, the per share purchase price for the Shares (the "PER SHARE PURCHASE PRICE") shall be determined as follows, payable as set forth in Section 2 of this Agreement:

            $14,000,000 divided by the sum of:

            (a) the number of shares of issued and outstanding Common Stock less 4,070,000; plus

            (b) the number of shares of Common Stock reserved and available for issuance pursuant to the Option Plans (as defined below and assuming the increase contemplated herein); plus

            (c) the number of shares of Common Stock issuable pursuant to all subscriptions, warrants, options, convertible securities and other rights (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company.

The per share purchase price shall be calculated by the Company and subject to verification and acceptance by the Purchasers.

     1.3. PROCEEDS. Proceeds from the sale of the Shares and from the Shareholder Purchase Offering will be used only for the following purposes and appropriately related administrative costs, in the following order of priority, subject to changes authorized by a majority of the Directors after the Closing:

          - all necessary steps to obtain approval by the Food and Drug Administration (the "FDA") for the use of PH-50 as a CT contrast agent, including the cost of reformulation and toxicity testing in the event that the initial Phase 1 trials uncover an adverse effect in humans;

          - all necessary steps to obtain approval by the FDA for the use of N-1177 as a lymphography contrast agent;

          - pre-clinical exploration of the use of PH-50 to identify vulnerable plaque; and

          - acquisition or licensing of compounds to build a product pipeline for the Company.

Pending use of the proceeds in accordance with the preceding sentence, the proceeds will be invested in securities issued or guaranteed by the United States, national bank repurchase agreements secured by such securities or such other types of investments as may be approved by a majority of the Directors after the Closing, but in no event in such a manner that would cause the Company to be deemed an Investment Company as defined in the Investment Company Act of 1940, as amended.

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2.   THE CLOSING. The closing of the sale and purchase of the Shares pursuant to this Agreement shall take place at the offices of Epstein Becker & Green, P.C., 111 Huntington Avenue, Boston, Massachusetts 02199 as soon as practicable upon approval of the transactions contemplated herein by the stockholders of the Company, or at such other time, date, and place as are mutually agreeable to the Company and the Purchasers (the "CLOSING"). The date of the Closing is hereinafter referred to as the "CLOSING DATE." At the Closing, the Company shall deliver to each Purchaser a certificate representing the Shares purchased by such Purchaser of Common Stock registered in the name of such Purchaser. The purchase price for the Shares shall be paid by wire transfer, certified or cashier's check or another method acceptable to the Company, including conversion of outstanding debt. If at the Closing any of the conditions specified in Section 5 of this Agreement shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other right it may have by reason of such failure or such non-fulfillment. If at the Closing any of the conditions specified in Section 6 of this Agreement shall not have been fulfilled, the Company shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other right it may have by reason of such failure or such non-fulfillment.

3. REPRESENTATIONS OF THE COMPANY. Except as disclosed in the Disclosure Schedule attached hereto (which Disclosure Schedule makes explicit reference to the particular Section containing the representation or warranty as to which exception is taken), the Company hereby represents and warrants to the Purchasers as follows:

     3.1. ORGANIZATION; AMENDED ARTICLES. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have, either individually or in the aggregate, a material adverse effect on the business, operations, financial condition, assets, prospects, liabilities or contractual rights of the Company, whether individually or taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company has, or prior to the Closing will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement an adequate number shares of its Common Stock authorized and available for purchase hereunder, having the rights, restrictions, privileges and preferences set forth in the Amended and Restated Certificate of Incorporation in the form set forth in Exhibit A hereto (the "AMENDED ARTICLES"). The Company has, or prior to the Closing will have, filed the Amended Articles with the Secretary of State of the State of Nevada.

     3.2. CORPORATE POWER. The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement, the Voting, Drag-Along and Right of First Refusal Agreement by and among the Company, the Purchasers and the other parties thereto, in the form attached as Exhibit B (the "VOTING, DRAG-ALONG AND RIGHT OF FIRST REFUSAL AGREEMENT") and the other agreements, documents and instruments contemplated hereby (collectively with this Agreement, the "FINANCING DOCUMENTS"), and generally to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation and Bylaws of the Company, as amended to date,

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which have been furnished by the Company to counsel for the Purchasers, are correct and complete at the date hereof. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws, each as amended, or in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company or to which the Company is a party, where any violation, noncompliance or default would result in a Material Adverse Effect.

     3.3. AUTHORIZATION. The Financing Documents are valid and binding obligations of the Company, enforceable in accordance with their terms. The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary corporate or other action of the Company. The issuance, sale and delivery of the Shares in accordance with this Agreement have been, or will be prior to the Closing, duly authorized by all necessary corporate action on the part of the Company. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required of the Company in connection with the execution and delivery of the Financing Documents, or the issuance, sale and delivery of the Shares in accordance with the terms of this Agreement, or the consummation of any other transaction contemplated hereby or by the other Financing Documents.

     3.4. CAPITALIZATION. The authorized capital stock of the Company consists of 14,547.52 shares of Series A Preferred Stock, $0.001 par value per share, of which 14,547.52 shares are issued and outstanding, 402,000 shares of Series B Preferred Stock, $0.01 par value per share, of which 391,024.40 shares are issued and outstanding, and 150,000,000 shares of Common Stock, $0.001 par value per share, of which 38,842,298 shares are issued and outstanding]. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company will have reserved, immediately prior to the Closing, a total of 24,270,500 shares of its Common Stock for issuance pursuant to the Option Plans. Except as contemplated by this Agreement, the other Financing Documents, the Amended Articles, or as otherwise disclosed in the Disclosure Schedule (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment or offer of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no restrictions on the transfer of the Company's capital stock other than those arising from securities laws or contemplated by this Agreement and the other Financing Documents. Except for the Voting, Drag-Along and Right of First Refusal Agreement or as otherwise disclosed in the Disclosure Schedule, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company, whether or not the Company is a party thereto. All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws. Set forth in the Disclosure

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Schedule is a capitalization table for the Company showing (i) the capitalization of the Company on a fully diluted basis immediately prior to the issuance of the Shares; and (ii) the capitalization of the Company on a fully diluted basis giving effect to the issuance of the Shares. For the purposes of this Agreement, the term "on a fully diluted basis" means that for purposes of calculating the percentage interest of the Company's capital stock represented by a specified number of shares, there shall be deemed outstanding (i) all shares of Common Stock, $0.001 per value per share, of the Company currently outstanding; (ii) all shares of Common Stock issuable pursuant to the exercise of options granted and capable of being granted under the Company's 1998 Long Term Incentive Compensation Plan, 2000 Long Term Incentive Compensation Plan, and Senior Executive Long Term Incentive Compensation Plan, copies of which have been supplied to Purchasers' counsel (the "OPTION PLANS"); and (iii) all shares of Common Stock issuable pursuant to other existing options, warrants, convertible debt securities and other instruments and agreements whatsoever.

     3.5. SUBSIDIARIES. Except as set forth in the Disclosure Schedule, the Company does not control, directly or indirectly, any other entity (a "SUBSIDIARY") and does not own of record or beneficially, directly or indirectly, any shares of capital stock or securities convertible into capital stock of any other corporation, or any participating interest in any partnership, joint venture or other non-corporate business enterprise.

     3.6. SEC FILINGS; BUSINESS. The Company has provided the Purchasers with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "2001 10-K"), and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "1934 ACT") since the filing of the 2001 10-K and prior to the date hereof (collectively, the "SEC FILINGS"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. During the preceding two years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole, as required to be disclosed.

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     3.7.   NO MATERIAL ADVERSE CHANGE. Since December 31, 2001, except as identified and described in the SEC Filings or as disclosed in the Disclosure Schedule, there has not been:

            (a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 2001 10-K, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

            (b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

            (c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company;

            (d) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

            (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

            (f) any change or amendment to the Company's Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

            (g) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

            (h) any transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

            (i) any loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

            (j) any loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

            (k) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

     3.8. FINANCIAL STATEMENTS. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of

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the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on the Disclosure Schedule neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

     3.9. CONTRACTS AND COMMITMENTS. Except as identified and described in the SEC Filings or as disclosed in the Disclosure Schedule, the Company (i) is not a party to any oral or written contract, obligation, instrument, corporate restriction or commitment which involves a potential obligation or liability in excess of $5,000 and which is otherwise material and not entered into in the ordinary course of business, (ii) does not have any oral or written employment contracts, financing agreements, licenses, distributor or sales representative agreements, agreements with officers, directors, employees or shareholders of the Company or persons or organizations related to or affiliated with any such persons, leases, agreements relating to product development; and (iii) does not have any pension, profit sharing, retirement or stock option plans other than the Option Plans and the Company's 401(k) Plan.

     3.10.  PROPRIETARY RIGHTS, EMPLOYEE RESTRICTIONS.

            (a) The Company has disclosed on the Disclosure Schedule all copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, trade secrets or other proprietary rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") used or useful in the Company's business as presently conducted or currently contemplated to be conducted and all licenses, assignments and releases of Intellectual Property Rights of others in material works embodied in the Company's products. All Intellectual Property Rights held by any employee, officer or consultant have been assigned to the Company. The Company has exclusive ownership of, or exclusive license to use, all Intellectual Property Rights identified in the Disclosure Schedule. The Company has obtained any licenses, releases or assignments necessary to use all third parties' Intellectual Property Rights in works embodied in its products. All such licenses, releases and assignments are specifically identified in the Disclosure Schedule. To the Company's knowledge, neither the present nor currently contemplated business activities or products of the Company infringe any Intellectual Property Rights of others. The Company has not received any notice or other written claim from any person asserting that any of the Company's present or currently contemplated activities infringe or may infringe any Intellectual Property Rights of such person. The Company has the right to use, free and clear of known or asserted claims or rights of others, all trade secrets, customer lists, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated to be conducted, except for claims which

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would not have a Material Adverse Effect. The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. The Company is not aware of any infringement by others of its copyrights or other Intellectual Proprietary Rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. The activities of the Company's employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services. For the purposes of this
Section 3.10, Intellectual Property Rights also includes any and all material licenses, databases, computer programs and other computer software user interfaces (other than those generally available to the public), know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing.

            (b) All key employees, including all consultants (contract or otherwise), of or to the Company have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such Persons (collectively, the "CONFIDENTIALITY AGREEMENTS") in the form prepared by counsel to the Company in substantially the form attached as Exhibit C.

     3.11. LITIGATION; COMPLIANCE WITH LAW. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration or mediation proceeding relating to the Company, pending or, to the best of the Company's knowledge, threatened, or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit). The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which may have a Material Adverse Effect. The Disclosure Schedule also lists any other legal memoranda, letters and other legal documents provided to the Company with respect to the Company's compliance with any and all applicable laws, rules and regulations relating to its business, copies of all of which legal memoranda, letters and other documents having previously been supplied to the Purchasers. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company, and to the best of the Company's knowledge, pending, threatened or contemplated against others. To the best of the Company's knowledge, the Company has complied and will continue to comply, in all material respects, with all laws, rules, regulations and orders applicable to its present and contemplated business, operations, properties, assets, products and services. The Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except where the failure to obtain such permits, licenses or authorization would not have a Material Adverse Effect, and the Company has been and will continue to be operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations, except where the failure to so operate the business would not have a Material Adverse Effect. The Company has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently conducted or proposed to be conducted. The Company is not subject to any pending or threatened investigation, inquiry or proceeding by the SEC, any state securities commission or any other federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any securities exchange or securities market, with respect to any matter, including but not limited to the Company's relationship or transactions with Elan International Services, Ltd. ("ELAN"), Sentigen Ltd. or any of their successors or affiliates.

     3.12. LEASEHOLD INTERESTS. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

     3.13. INSURANCE. The Company and each Subsidiary maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

     3.14. LOANS AND ADVANCES. The Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances.

     3.15. ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     3.16. GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Section 4, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of any of the Financing Documents, the issuance, sale and delivery of the Shares other than filings pursuant to federal and state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Shares.

     3.17. TAX MATTERS. Each of the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

     3.18. TITLE TO PROPERTIES. The Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free and clear from any and all liens, security interests, encumbrances and defects, and the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

     3.19. NO LABOR DISPUTES. No material labor dispute with the employees of the Company or any Subsidiary exists or is imminent.

     3.20. ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or threatened investigation that might lead to such a claim.

     3.21. COMPLIANCE WITH NASDAQ CONTINUED LISTING REQUIREMENTS. The Company is in compliance with applicable Nasdaq SmallCap Market continued listing requirements. There are no proceedings pending or threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market and the Company has not received any notice of, nor is there any basis for, the delisting of the Common Stock from the Nasdaq SmallCap Market.

     3.22. BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement. No person or entity will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any Subsidiary or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

     3.23. NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION. Neither the Company nor any person or entity acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

     3.24. NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates, nor any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.

     3.25. TRANSACTIONS WITH AFFILIATES. Except as identified and described in the SEC Filings, no director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

     3.26. QUESTIONABLE PAYMENTS. Neither the Company nor any of its Subsidiaries nor any of their respective current or former shareholders, directors, officers, employees, agents or other persons or entities acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

     3.27. INFORMATION SUPPLIED TO PURCHASERS. Neither this Agreement, the Disclosure Schedule and Exhibits attached hereto nor any other Financing Documents furnished to the Purchasers by or on behalf of the Company contains any untrue statement of a material fact, and none of this Agreement, the Disclosure Schedule and Exhibits attached hereto, or such other Financing Documents omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. None of the matters described on the Disclosure Schedules have had, or could reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate.

4. REPRESENTATIONS OF THE PURCHASERS. Each of the Purchasers represents and warrants to the Company as follows:

     4.1. VALIDITY. Assuming the due execution and delivery by the Company of this Agreement and the Financing Documents, the Agreement and the Financing Documents to which the Purchaser is a party constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

     4.2. ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as such term is defined in Regulation D under the 1933 Act.

     4.3. INVESTMENT. The Shares to be received by the Purchaser hereunder will be acquired for the Purchaser's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Purchaser has no intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Purchaser is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

     4.4. INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

     4.5. RESTRICTED SECURITIES. The Purchaser understands that the Shares are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

     4.6. ACCESS TO MANAGEMENT. The Purchaser has had an opportunity to receive additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. The Purchaser acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

     4.7. NO GENERAL SOLICITATION. The Purchaser did not learn of the investment in the Shares as a result of any public advertising or general solicitation.

5.   PRE-CLOSING COVENANTS; CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS.

     5.1. PRE-CLOSING COVENANTS. The parties covenant and agree that they will perform and observe the following covenants and provisions until the Closing Date, as applicable.

            5.1.1. EXCLUSIVITY. The Company will not, without the prior written consent of the Purchasers, enter into or continue discussions with any third party, whether agent or principal, concerning a possible investment, private placement, merger, acquisition or other business accommodation.

            5.1.2. BREAK UP FEE. Other than this Agreement with the parties hereto or the Shareholder Purchase Offering, the Company shall not accept any offer or proposal from or enter into any agreement, written or otherwise, with any third party relating in any manner to any debt or equity financing of the Company or any merger, acquisition or related transaction involving the capital stock or assets of the Company prior to October 31, 2002. In the event the Company breaches the provisions of this Section, the Company shall immediately pay Mi3 $3,000,000 in cash. Except as set forth in Section 5.1.3, this Section
5.1.2 shall survive termination of this Agreement and the Closing.

            5.1.3. Mi3 TERMINATION. Mi3 shall provide the Company immediate written notice in the event that Mi3 elects to not proceed with consummation of the transactions contemplated hereunder, whereupon (a) the Company shall pay all reasonable fees and expenses incurred by Mi3 in connection with the preparation and negotiation of this Agreement and the Financing Documents and the closing of the transactions contemplated hereby, including but not limited to expenses incurred in the due diligence process and legal fees of Epstein Becker & Green, P.C., in an aggregate amount not to exceed $60,000 (collectively "DEAL EXPENSES") up to the date of such notice, and (b) the restrictions set forth in Sections 5.1.1 and 5.1.2 shall terminate.

            5.1.4. DEALINGS WITH AFFILIATES. Except as contemplated herein, the Company will not enter into any transaction, including, without limitation, any loans, leases, extension of credit or royalty agreements with any employee, officer or director of the Company or holder of three percent or more of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such employees, officers, directors or stockholders or members of their immediate families.

            5.1.5. DISTRIBUTIONS. Except as contemplated herein, the Company will not declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or pay into or set aside a sinking fund for such purpose (such transactions being hereinafter referred to as "DISTRIBUTIONS"); provided, however, that nothing herein contained shall prevent the Company from:

                    (i) complying with any specific provision of the terms of this Agreement;

                    (ii) redeeming any stock of a deceased stockholder out of insurance held by the Company on that stockholder's life; or

                    (iv) repurchasing any stock of an officer, employee or consultant subject to a stock repurchase agreement under which the Company has the right or obligation to repurchase such shares in the event of termination of employment or of a consulting arrangement.

            5.1.6. EXTRAORDINARY CORPORATE TRANSACTIONS. Except as contemplated herein, the Company will not take any corporate action, enter into any agreement to take such action, or obligate itself to take any such action, if such action would:

                    (i) cause the Company to create, authorize or issue any class or series of capital stock with equity features or convertible into equity ranking senior to the Common Stock with respect to liquidation preferences, dilution protection, redemption rights, or payment of dividends, or otherwise having terms and conditions superior to the terms of the Common Stock, or that would impair or limit the Company's obligations under this Agreement;

                    (ii) enter into any transaction that expressly prohibits or limits the Company's right to perform its obligations under this Agreement;

                    (iii) cause or authorize any transaction, whether by consolidation or merger of the Company, which results in the holders of the Company's capital stock holding less than 50% of the voting securities of the resulting or surviving entity, or a sale of all or substantially all of the capital stock or assets of the Company, or any other form of business combination or acquisition in which the Company is the object of the acquisition and in which control of the voting securities or assets of the Corporation are transferred in any way;

                    (iv) transfer, sell, pledge, encumber, mortgage, dispose of, assign, lease, license or convey any ownership or interest in, or material rights relating to, any of its technology, or other Intellectual Property Rights to any person where the loss of such rights would have a Material Adverse Effect;

                    (v) create or incur any indebtedness for money borrowed which is secured by assets of the Company or any subsidiary or otherwise mortgage or pledge, or create a security interest in all or substantially all of the property of the Company;

                    (vi) change the principal business of the Company, enter new lines of business, or exit its current and proposed line of business;

                    (vii) make investments in, or loans to, any third parties other than for employee travel or relocation;

                    (viii) make any single capital expenditure in excess of $50,000; or

                    (ix) except as contemplated herein, issue more than 10,000 shares of Common Stock individually, or 25,000 shares of Common Stock in the aggregate.

            5.1.7. OPTION POOL. The Company shall reserve an additional number of shares of Common Stock under the Option Plans so that the aggregate number of shares of Common Stock available for exercise and issuance under such Option Plans equals 20% of the aggregate number of shares of Common Stock issued and outstanding on the Closing Date.

     5.2. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers under this Agreement are subject to the fulfillment, or the waiver by the Purchasers, of the conditions set forth in this Section 5 on or before the Closing Date. All such documents and actions shall be satisfactory in form and substance to the Purchasers and its counsel.

            5.2.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Company contained in this Agreement shall be true on and as of the Closing Date, with the same effect as though such representation and warranty had been made on and as of that date.

            5.2.2. CONSENTS. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Financing Documents.

            5.2.3. PREFERRED STOCK. The rights and preferences of the Series A Preferred Stock of the Company shall be amended, modified or canceled in form and substance satisfactory to the Purchasers. All shares of Series B Preferred Stock of the Company shall have been converted to Common Stock.

            5.2.4.  VOTING, DRAG-ALONG AND RIGHT OF FIRST REFUSAL AGREEMENT.
The Voting, Drag-Along and Right of First Refusal Agreement shall have been duly executed and delivered by all parties thereto.

            5.2.5. CERTIFICATES AND DOCUMENTS. The Company shall have delivered to counsel to the Purchasers:

            (a) evidence of filing of the Amended Articles, certified by the Secretary of State of the State of Nevada;

            (b) a certificate, as of the most recent practicable date, of the Secretary of State of the State of Nevada as to the Company's legal existence and corporate good standing;

            (c) evidence of approval of an amendment and restatement of the Bylaws of the Company, in substantially the form attached hereto as Exhibit D in effect on and as of the Closing Date; and

            (d) a copy of the resolutions of the Board of Directors (the "BOARD") and stockholders of the Company authorizing and approving the Company's execution, delivery and performance of the Financing Documents, all matters in connection with the Financing Documents, and the transactions contemplated thereby.

            5.2.6. OPINION. The Company shall have delivered to counsel to the Purchasers an original opinion from Grippo & Elden, counsel to the Company, dated as of the Closing Date, addressed to the Purchasers, and substantially in the form attached hereto as Exhibit E and in such final form as reasonably acceptable to the Purchasers and their counsel..

            5.2.7. NON-COMPETITION AGREEMENTS. The Company shall have delivered to counsel to the Purchasers copies of Noncompetition Agreements signed by and between the Company and each of Taffy Williams, Brooks Boveroux and Reinhard Koenig, together with such other key employees designated by the Purchasers, in the form attached hereto as Exhibit F.

            5.2.8. ELECTION OF DIRECTORS. The number of Directors constituting the entire Board shall have been fixed at seven and the persons designated pursuant to the Voting, Drag-Along and Right of First Refusal Agreement shall have been elected as Directors and shall each hold such position as of the Closing Date.

            5.2.9.  EXPENSES. The Company shall have paid all Deal Expenses.

            5.2.10. SPLIT-OFF. The Company shall have effected a split-off of its therapeutic line of business to Craig Dees, Ph.D. and Dees Family Foundation, Eric A. Wachter, Ph.D. and Eric A. Wachter 1998 Charitable Remainder Unitrust, Timothy D. Scott, Ph.D. and Scott Family Investment Limited Partnership; Walter Fisher, Ph.D., Fisher Family Investment Limited Partnership, and Walt Fisher 1998 Charitable Remainder Unitrust, and John A. Smolik and Smolik Family LLP (the "Founders") in exchange for the redemption of all of the capital stock of the Company held by such Founders (the "ASSET SPLIT-OFF"). In the event the Company does not satisfy this condition, then:

            (a)     No Founder shall be a member of the Board;

            (b) Each Founder shall be a required party to the Voting, Drag-Along and Right of First Refusal Agreement; and

            (c) All capital stock of the Company held by the Founders shall remain subject to the Lockup Agreements dated May 9, 2001, and such Lockup Agreements shall be amended to extend the term thereof by an additional two years and as otherwise requested by the Purchasers.

            5.2.11. SEC APPROVALS; EFFECTIVE REGISTRATION; BLUE SKY. Any SEC approval required to consummate the transactions contemplated by the Financing Documents shall have been obtained. Issuance and sale of the Shares shall be in compliance with all applicable Federal securities and State "Blue Sky" laws.

            5.2.12. CONVERSION OF TANNEBAUM CREDIT LINE. The Company shall have converted $2,000,000 of its $2,500,000 line of credit granted to the Company by Tannebaum LLC into Common Stock at the same price per share as the Per Share Purchase Price in consideration for the purchase of Shares by Tannebaum LLC hereunder.

            5.2.13. REVERSE STOCK SPLIT. The Board shall have recommended and the shareholders of the Company shall have approved a 1:4 reverse split of the Common Stock, to be effective as of the Closing.

            5.2.14. SYNDICATE. The Purchasers shall have arranged for committed investment hereunder by a syndicate in minimum amount of $15,000,000.

            5.2.15. FAIRNESS OPINION. The Company shall have received a fairness opinion from Valuation Counselors in form and substance satisfactory to the Purchasers regarding this financing and the Asset Split-off.

            5.2.16. CONVERSION OF ELAN DEBT. The amount then outstanding, including principal and all accrued interest, on the convertible promissory note dated as of October 20, 1999 initially held by Elan International Services, Ltd. shall have been amended, modified or canceled in form and substance satisfactory to the Purchasers.

            5.2.17. AMERICAL SECURITIES. The Company shall have terminated in writing all business development and unit sale agreements, as amended, with AmeriCal Securities, Inc.

            5.2.18. REGISTRATION RIGHTS. The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement in substantially the form attached hereto as Exhibit G.

6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under this Agreement are subject to the fulfillment, or the waiver in writing by the Company, of the conditions set forth in this Section 6 on or before each Closing Date.

     6.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Section 4 shall be true on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of that date.

     6.2. PERFORMANCE. The Purchasers shall have performed and complied with all agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing.

7.   POST CLOSING COVENANTS.

     7.1. AFFIRMATIVE COVENANTS OF THE COMPANY. Subject to the terms of the Voting, Drag-Along and Right of First Refusal Agreement and without limiting any other covenants and provisions hereof or thereof (the terms of the Voting, Drag-Along and Right of First Refusal Agreement to take precedence), and provided that the Purchasers in the aggregate hold at least ten percent of the Shares originally purchased by Purchasers hereunder, the Company covenants and agrees that it will perform and observe the following covenants and provisions, and will cause each of its subsidiaries to perform and observe such of the following covenants and provisions as are applicable to such subsidiary, if and when such subsidiary exists:

            7.1.1. INSPECTION RIGHTS. The Company will permit during normal business hours, upon reasonable request and at least five days' prior notice, and without undue disruption of the Company's business, the Purchasers to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company, and to discuss the affairs, finances and accounts of the Company with any of its officers, directors, employees, attorneys or independent accountants; provided, however, that the Purchasers and if through a designated representative then the designated representative as well as the Purchasers shall agree in writing prior to the receipt of any information to hold all information confidential and not use such information for any purpose other than with respect to the Purchasers' investment in the Company.

            7.1.2. MEETINGS OF DIRECTORS, COMMITTEES AND OBSERVER RIGHTS. The Company will:

            (a) hold not less than five meetings of the Board per each fiscal year;

            (b) convene one or more special meetings of the Board at any time, with agendas to be prepared by management upon the request of any two directors;

            (c) hold meetings of each of the Compensation Committee and Audit Committee of the Board (as established by the Board) not less than two times a year;

            (d) send the Purchasers the notice of the time and place of all meetings of the Board and Board committees in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be;

            (e) hold two separate meetings with representatives of the Purchasers during each fiscal year;

            (f) permit the Purchasers or their designees, including but not limited to representatives of Mi3, to attend and observe all meetings of the Board and Board committees, and to participate in all discussions during each such meeting; provided (i) that such individuals attending the meetings agree to hold all information confidential and not use such information for any purpose other than with respect to the Purchasers' investment in the Company; and (ii) that such individuals shall be subject to exclusion from portions of meetings as necessary to preserve attorney-client privilege with respect to pending or threatened litigation.

            (g) reimburse members of the Board for reasonable out-of-pocket expenses related to attendance at Board and Board committee meetings and discharge of their duties; and

            (h) indemnify and hold members of the Board harmless from all costs and liabilities incurred in the course of their duties pursuant to indemnification agreements in form and substance acceptable to such members.

            7.1.3. REPORTS The Company will furnish to the Purchasers as soon as available and in any event at least 30 days before the beginning of each fiscal year of the Company, a business plan and monthly and quarterly operating budgets for the forthcoming fiscal year, and as soon as available and in any event within 20 days after the end of each calendar month, revisions to the business plan and monthly operating budgets, monthly comparisons against the original and revised business plans and original and revised monthly operating budgets; and such other information as the Purchasers may reasonably request which directly relates to the business of the Company. The Company shall not furnish such reports to any Purchaser that elects, in its sole discretion, to not receive such reports, provided that such election shall not act as a waiver or release of the right to receive subsequent reports.

            7.1.4. MANAGEMENT DISCLOSURE TO THE BOARD. The Board or, at its direction, the executive officers of the Company will undertake to advise key managerial employees of the Company of their respective obligations to disclose all material technological or financial developments affecting the Company's business, financial condition, prospects, assets, contractual rights or liabilities to the Board in a timely manner.

     7.2. KEY PERSON INSURANCE; DIRECTORS' LIABILITY AND OTHER INSURANCE. The Company shall obtain and maintain on a continuous basis, "key person" term life insurance on the life of Taffy Williams in a face amount equal to $2,000,000. The proceeds of such insurance shall at all times be payable to the Company and shall be used as the Board shall determine. In addition, the Company shall obtain and maintain on a continuous basis, directors' liability insurance in form and substance satisfactory to Mi3 with aggregate coverage of at least $15,000,000.

     7.3. NO INTEGRATION. Neither the Company nor any of its affiliates, nor any person or entity acting on its or their behalf will make any offers or sales of any Company security or solicit any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.

     7.4. SHAREHOLDER PURCHASE OFFERING. Promptly following the Closing, and provided it will not be integrated under SEC rules and interpretations with the transactions contemplated by this Agreement, the Company shall offer its Common Shareholders the opportunity to purchase shares of Common Stock of the Shares at the Per Share Purchase Price and subject to the limitations herein (the "SHAREHOLDER PURCHASE OFFERING"). A "COMMON SHAREHOLDER" shall mean a holder of record of Common Stock as of the record date set by the Company's Board of Directors in connection with the Shareholder Purchase Offering (the "RECORD DATE"). The aggregate number of shares of Common Stock offered in the Shareholder Purchase Offering shall be limited to the leser of
(i) the aggregate number of shares of Common Stock held by all Common Shareholders on the Record Date, or (ii) $5,000,000 divided by the Per Share Purchase Price. The Company shall not be required to sell and issue less than $15,000,000 worth of Common Stock at the Per Share Purchase Price (the "MINIMUM THRESHOLD") or more than $20,000,000 worth Common Stock Per Share Purchase Price (the "MAXIMUM AMOUNT"), in the aggregate, upon both the issuance of the Shares and the closing of the Shareholder Purchase Offering. To the extent that the sum of the aggregate number of Shares plus the aggregate shares of Common Stock issued in the Shareholder Purchase Offering equals less than the Maximum Amount, the Purchasers shall have the right but not the obligation to purchase a number of shares of Common Stock up to the amount of such difference, allocated pro-rata among the Purchasers or as otherwise determined by them, provided that such right does not cause the Shareholder Purchase Offering to be integrated under SEC rules and interpretations with the transactions contemplated by this Agreement.

     7.5. REGISTRATION OF SHARES. The Company will file a registration statement on Form S-1 with the SEC as contemplated by the Registration Rights Agreement within 20 days after the Closing and make any and all post-effective filings pursuant to applicable state and federal securities laws within the applicable time periods so that all Shares are and remain freely tradable as soon as practicable after the Closing.

     7.6. NON-CONTRAVENTION. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere with the obligations to the Purchasers under the Financing Documents.

     7.7. LISTING OF SHARES. The Company shall take such action as may be required to cause the Shares to be listed on the Nasdaq SmallCap Market no later than the date on which the Registration Statement is first declared effective by the SEC. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include the Shares in such application and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on The Nasdaq SmallCap Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange, as applicable.

8.   GENERAL.

     8.1. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, and administrators of the parties hereto, including but not limited to assigns of the Purchasers pursuant to Section 1.1 of this Agreement.

     8.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties shall survive and remain in full force and effect after the Closing with respect to the Company.

     8.3. INDEMNIFICATION. The Company agrees to indemnify and hold harmless each Purchaser and its affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) to which such person or entity may become subject as a result of and will reimburse any such person or entity for all such amounts as they are incurred by such person or entity as a result of (a) any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Financing Documents, (b) any claim that any outstanding capital stock of the Company is not duly and validly issued, fully paid and non-assessable, including but not limited to capital stock issued to Ballsbridge Finance Limited and/or Elan or their affiliates, and/or (c) any claim, investigation or proceeding by the SEC or any other governmental authority with respect to the Company's relationship or transactions with Elan, Sentigen Ltd. or their affiliates.

     8.4. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any person or entity (the "INDEMNIFIED PERSON") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation by a third party in respect of which indemnity may be sought pursuant to Section 8.3 hereof, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

     8.5. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by express overnight courier service or mailed by first class mail, postage prepaid, to the respective addresses set forth on the signature pages of this Agreement, as such addresses may be modified by notice given pursuant to this Section 8.5, with copies provided simultaneously to counsel as set forth on the signature pages of this Agreement. Notices provided in accordance with this
Section 8.5 shall be deemed delivered upon personal delivery, receipt by telecopy or overnight mail, or 48 hours after deposit in the mail in accordance with the above.

     8.6. ENTIRE AGREEMENT. This Agreement, together with the instruments and other documents hereby contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof. Except as expressly set forth in this Agreement, the Disclosure Schedule attached hereto, and the other agreements between the Company and the Purchasers, the Company makes no representation or warranty, express or implied, with respect to the transactions contemplated by this Agreement or such other agreements, the business of the Company, the Company, the Company's assets or its future prospects. No party is relying on any understandings, agreements or representations other than those expressly contained in this Agreement, the Disclosure Schedule attached hereto or such other agreements.

     8.7. AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchasers. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     8.8. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.9. CAPTIONS. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     8.10. SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

     8.11. GOVERNING LAW. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts; provided, however, that matters relating to the authorization, issuance and enforceability of the terms of the Common Stock shall be governed and interpreted and construed in accordance with the Nevada General Corporation Law. The Company irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Boston, Massachusetts for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. The Company irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     8.12. EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Common Stock.

                         [NEXT PAGE IS SIGNATURE PAGE.]

     IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the day and year first above written.

                         PHOTOGEN TECHNOLOGIES, INC.

                         By:
                            -----------------------------------------
                            Taffy J. Williams, Ph.D., President

                         Notice Address:   140 Union Square Drive
                                           New Hope, PA 18938

                         MI3 L.P.

                               By: MI3 Services L.L.C., its General Partner

                               By:
                                  -----------------------------------------
                                  William D. McPhee, President

                               Notice Address:   One Hollis Street, Suite 232
                                                 Wellesley, MA 02482

                               With a copy to:   Susan E. Pravda, Esquire
                                                 Epstein Becker & Green, P.C.
                                                 111 Huntington Avenue
                                                 Boston, MA  02199

                         OXFORD BIOSCIENCE PARTNERS IV L.P.

                               By: OBP Management IV L.P.

                               By:
                                  -----------------------------------------
                               Jonathan J. Fleming - General Partner

                               Notice Address:   222 Berkeley Street, Suite 1650
                                                 Boston, MA  02216

                         MRNA FUND II L.P.

                               By:  OBP Management IV L.P.

                               By:
                                  -----------------------------------------
                               Jonathan J. Fleming - General Partner

                               Notice Address:   222 Berkeley Street, Suite 1650
                                                 Boston, MA  02216

                         NEW ENGLAND PARTNERS CAPITAL, L.P.

                               By: NEP Capital LLC, its General Partner

                               By:
                                  ----------------------------------------------
                                  John Rousseau, President

                               Notice Address:   One Boston Place, Suite 2100
                                                 Boston, MA 02108

                         TANNEBAUM LLC

                         By:
                            ------------------------------------------
                         Name:
                         Title:

                               Notice Address:

                   EXHIBIT A To Common Stock Purchase Agreement
                                  (SECTION 3.1)
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           PHOTOGEN TECHNOLOGIES, INC.

     We, the undersigned, for the purpose of amending and restating the Restated Articles of Incorporation of Photogen Technologies, Inc. filed May 17, 2000 with the Nevada Secretary of State, and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, hereby adopt and make the following Amended and Restated Articles of Incorporation:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is: Photogen Technologies, Inc.

     SECOND: The resident agent of the Corporation within the State of Nevada is The Corporation Trust Company of Nevada, whose address is One East First Street, Reno, Nevada 89501.

     THIRD: The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

     FOURTH:

     (a) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is one hundred fifty-five million (155,000,000) of which

           (i) one hundred fifty million (150,000,000) shares shall be Common Stock, par value $.001 per share ("Common Stock"), and

           (ii) five million (5,000,000) shares shall be Preferred Stock, par value $.01 per share ("Preferred Stock"), which Preferred Stock may be issued from time to time by the Board of Directors. The Board of Directors is authorized to prescribe the classes, series and the number of each class or series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Preferred Stock. The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of Preferred Stock shall be described in one or more resolutions of the Board of Directors authorizing the issuance of such class or series of Preferred Stock.

     (b) Effective as of the close of business on the date of filing these Amended and Restated Articles of Incorporation with the Nevada Secretary of State (the "Effective Time"), the filing of this Amendment shall effect a reverse split (the "Reverse Split") pursuant to which each four shares of Common Stock, par value $.001 per share, issued and outstanding and held by a single holder, shall be combined into one validly issued, fully paid and nonassessable share of Common Stock, par value $.001 per share. Each stock certificate that prior to the Effective Time represented shares of Common Stock shall, following the Effective Time, represent the number of shares into which the shares of Common Stock represented by such certificate shall be combined as a result of the Reverse Split. The Corporation shall not issue fractional shares or scrip as a result of the Reverse Split, but shall round up to the nearest whole share any fractional share that would otherwise result from the Reverse Split. After the Reverse Split, the number of authorized shares of Common Stock shall continue to be 150,000,000; and the par value of the Common Stock shall be $.001 per share.

     (c) No holder of any of the shares of any class or series of capital stock of the Corporation shall have a preemptive right to acquire unissued shares, treasury shares or securities convertible into or carrying a right to subscribe for or acquire any such shares.

     (d) Any paid-up shares of stock of the Corporation and any shares of stock of the Corporation issued as fully paid-up shall not be assessable or assessed in any manner or for any cause.

     FIFTH:

     (a) The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "director."

     (b) The authorized number of members constituting the Board of Directors of the Corporation is seven (7).

     (c) All vacancies on the Board of Directors, including those caused by an increase in the number of directors, shall only be filled in the manner provided by the Bylaws.

     SIXTH: The Corporation shall have perpetual existence.

     SEVENTH: The personal liability of the directors to the Corporation or its stockholders is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     EIGHTH: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify each person who is or was a director of the Corporation and each person who serves or served at the request of the Corporation as a director of another enterprise. The indemnification provided for herein shall not be deemed exclusive of any other rights to which such person may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the rights of any person referred to in this Article Eighth for or with respect to acts or omissions of such person occurring prior to such amendment or repeal. The indemnification provided in this Article Eighth shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such person.

     NINTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Restated Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     We, the undersigned President and Secretary, respectively, of the Corporation, hereby certify that the amendment to the Restated Articles of Incorporation of the Corporation was adopted by the holders of at least ______ shares of Common Stock eligible to vote thereon which represents approximately at least _______% of the shares Common Stock of the Corporation eligible to vote thereon; and the amendment to the Amended and Restated Certificate of Designations, Preferences and Rights of Series A Preferred Stock was approved the sole record and beneficial owner of the Series A Preferred Stock.

     IN WITNESS WHEREOF, we hereby execute these Amended and Restated Articles
of Incorporation on this [   ] day of [      ], 2002.


                                         ---------------------------------------
                                         Taffy Williams, Ph.D., President


                                         ---------------------------------------
                                         Brooks Boveroux, Secretary

STATE OF ILLINOIS   )
                    ) SS.
COUNTY OF COOK      )

On this [   ] day of [    ], 2002, personally appeared before me, a Notary
Public in and for the State and County aforesaid Taffy Williams, Ph.D. and Brooks Boveroux, known to me to be the persons described in and who executed the foregoing Amended and Restated Articles of Incorporation, and who acknowledged to me that they, respectively, executed the same freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS my hand and official seal, the day and year first above written.


---------------------------------------
Notary Public

(Notarial Seal)

                              AMENDED AND RESTATED
               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                           PHOTOGEN TECHNOLOGIES, INC.

     We, the undersigned, for the purpose of amending and restating the Amended and Restated Certificate of Designation, Preferences and Rights of the Series A Preferred Stock of Photogen Technologies, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation") and in accordance with the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes, hereby certify:

     That pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors on ________________, 2002 adopted the following resolution, pursuant to Article FOURTH of the Corporation's Amended and Restated Articles of Incorporation, thereby amending and restating a series of shares of Preferred Stock designated as Series A Preferred Stock:

     "RESOLVED, that pursuant to Article FOURTH of the Corporation's Amended and Restated Articles of Incorporation, the Series A Preferred Stock is hereby amended in its entirety and the Amended and Restated Certificate of Designation, Preferences and Rights of the Series A Preferred Stock, filed on November 5, 1999 with the Secretary of State of Nevada, is hereby amended and restated in its entirety as follows:

     1. DESIGNATION. 12,015 shares of Preferred Stock shall be designated and known as the "Series A Preferred Stock." Such number of shares may be increased or decreased by resolution of the Board of Directors after obtaining the consent of a majority in interest of the holder(s) of the then-outstanding shares of Series A Preferred Stock; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of such shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     2.   DIVIDEND PROVISIONS.

          (A) From and after the date hereof, when and if the Board of Directors shall declare a dividend or distribution payable with respect to the then-outstanding shares of Common Stock of the Corporation, the holders of the Series A Preferred Stock shall be entitled to the amount of dividends per share in the same form as such Common Stock dividends that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series A Preferred Stock could then be converted pursuant to Section 4 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

          (B) In addition to Section 2(A) above, each share of Series A Preferred Stock, for a period of six years from the date of first issuance of the Series A Preferred Stock, shall be entitled to receive a mandatory dividend equal to 7.0% per year of the Original Issue Price (as defined below) thereof. Such dividend shall (1) be cumulative and shall compound on a semi-annual basis, the first compounding to commence six months from the date hereof and (2) be payable semi-annually solely by the issuance of additional shares of Series A Preferred Stock, at a price per share equal to the Original Issue Price thereof, and not in cash. Fractional shares of Series A Preferred Stock shall be issuable for purposes hereunder.

     3. NO LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), the holders of the Series A Preferred Stock shall not be entitled to receive any liquidation preference, out of the assets of the Corporation legally available for distribution to its shareholder. In the event of any Liquidation, the Series A Preferred shall rank parri passu with the Common Stock in any distribution of the assets of the Corporation to stockholders in their capacities as such.

     4. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights, through and including the Conversion Termination Date (as defined below), as follows (the "Conversion Rights"):

          (A)  RIGHT TO CONVERT.

               (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time that is two years after the issuance thereof, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) the sum of the Original Issue Price of such share of Series A Preferred Stock (including all shares issued as dividends thereon) and all accrued and unpaid dividends thereon by (y) the Series A Conversion Price (as defined below). The "Series A Conversion Price" shall initially be $3.00 and shall be subject to adjustment as set forth below in this Section 4(a); provided, however, that the Series A Conversion Price shall not exceed $3.00.

               (ii) Before any holder of Series A Preferred Stock shall be entitled to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as set forth above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

               (iii) In the event the Corporation should at any time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof) or with payment that is less than the then-market price of the Common Stock (including, in the case of Common Stock Equivalents, on an as-converted basis) then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of (a) shares of Common Stock outstanding and (b) those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time as provided in Section 4(a)(v) below.

               (iv) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (v)    The following provisions shall apply for purposes of this
Section 4(a):

                      (a) The aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Common Stock Equivalents were issued.

                      (b) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion or exercise of such Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                      (c) Upon the termination or expiration of the convertibility or exercisability of any such Common Stock Equivalents, the Series A Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Common Stock Equivalents.

          5. EXCHANGE RIGHT. Provided that (a) all shares of Series A Preferred Stock initially issued and sold by the Corporation to Elan International Services, Ltd. or its successors and assigns ("EIS") have not been converted and (b) the Exchange Termination Date (as defined below) shall not have occurred, the holders of the Series A Preferred Stock (acting by act of the majority holders thereof) shall have the right to exchange all of their shares of Series A Preferred Stock (the "Exchange Right") of the Corporation for such number of shares of Common Shares (as adjusted for any combinations or divisions or similar recapitalizations) of Sentigen, Ltd., a Bermuda exempted limited liability company ("Sentigen") held by the Corporation, so that, after giving effect to the exercise of the Exchange Right, EIS and the Corporation will each hold 50% of the total outstanding share capital of Sentigen assuming that neither EIS nor the Corporation has sold any shares of Sentigen; provided, that if EIS exercises the Exchange Right prior to a date that is three years after the date hereof, the Corporation shall deliver to Sentigen for exchange the number of Common Shares of Sentigen that would otherwise be delivered to EIS pursuant to this Section 5, and EIS shall receive from Sentigen, upon the exchange of such Common Shares, a number of shares of a newly-created non-voting convertible preferred stock of Sentigen equal to such number of Common Shares delivered to Sentigen by the Corporation. Such non-voting preferred stock shall be convertible into Common Shares of Sentigen on a one-for-one basis at any time after such three-year period. Upon exercise of the Exchange Right, the shares of Series A Preferred Stock originally purchased from the Corporation, but not including any of the accrued and unpaid dividends thereon, shall be canceled and shall no longer be entitled to any rights in the Corporation. If any shares of the Series A Preferred Stock are converted pursuant to Section 4(a), to shares of Common Stock, the Exchange Right with respect to the shares of Series A Preferred Stock originally purchased from the Corporation, but not including any of the accrued and unpaid dividends thereon, shall be canceled and shall no longer be entitled to any rights in the Corporation. In order to exercise the Exchange Right, the holders shall provide written notice thereof to the Corporation, setting forth (a) the fact that such holders intend to exercise the Exchange Right, and (b) the proposed date for such exercise (the "Exercise Date"), which shall be between 10 and 30 days after the date of such notice, provided, however, that if the Corporation shall deliver the holders a written request to delay the date for such exercise by no more than 45 days, the Exercise Date will be as set forth in that request. During the period after the receipt of such written request, and before the Exercise Date, the holders shall negotiate with the Corporation in good faith an alternative mechanism for the transfer of the Common Shares or Preferred Stock of Sentigen that will reduce the Corporation's tax liability, provided that the holders shall not be required to agree to any transaction which is financially disadvantageous to them. On the Exercise Date, (y) the holders shall tender their shares of Series A Preferred Stock to the Corporation for cancellation, and (z) the Corporation shall cause to be delivered to EIS, acting on behalf of such holders, such shares of Sentigen. The holders and the

Corporation shall take all other necessary or appropriate actions in connection with or to effect such closing.

          6.   TERMINATION DATE.

               (A) The rights of the holders to convert the shares of Series A Preferred Stock into shares of Common Stock, shall terminate and be of no further force and effect on the date that is six years after the date of the first issuance of any shares of Series A Preferred Stock hereunder (the "Conversion Termination Date").

               (B) The rights of the holders to exercise the Exchange Right shall terminate and be of no further force and effect on the date that is six years after the date of the first issuance of any shares of the Series A Preferred Stock hereunder (the "Exchange Termination Date").

          7. OTHER DISTRIBUTIONS. On or prior to the Conversion Termination Date, in the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4, then, in each such case for the purpose of this
Section 7, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          8. RECAPITALIZATIONS. On or prior to the Conversion Termination Date, if at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets provided for in Section 3 or Section 4 hereof) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of Section 4 (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          9. NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights and Exchange Right of the holders of the Series A Preferred Stock against impairment.

          10.  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

               (A) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the aggregate number of shares of Series A Preferred Stock each holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable to each such holder upon such conversion. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (B) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

          11. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series A Preferred Stock, the Corporation will take such corporate action that may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Articles of Incorporation.

          12. NOTICES. Any notice required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be deemed given on the date of service if served personally on the party to whom notice is to be given, or on the date of transmittal of services by facsimile transmission to the party to whom notice is to be given, and addressed to each holder of record at his address appearing on the books of the Corporation.

          13. VOTING RIGHTS. Subject to Section 14 below, holders of Series A Preferred Stock shall not be entitled to vote, including with respect to the election of directors of the Corporation.

          14. PROTECTIVE PROVISIONS. Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a series:

               (A) amend its Restated Articles of Incorporation so as to affect adversely the shares of Series A Preferred Stock or any holder thereof (including by creating any additional classes or series of preferred stock with a liquidation preference senior to or PARI PASSU with the Series A Preferred Stock); or

               (B) change the rights of the holders of the Series A Preferred Stock in any other respect.

          15. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 or exchanged pursuant to Section 5 hereof, the shares so converted or exchanged shall be canceled and shall not be reissuable by the Corporation. The Restated Articles of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

          IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designation, Preferences and Rights of Series A Preferred Stock to be duly executed by its President and duly attested to by its Secretary as of ___________________, 2002.


                                         ---------------------------------------
                                         Taffy  Williams, Ph.D., President


                                         ---------------------------------------
                                         Brooks Boveroux, Secretary

STATE OF ____________       )
                            ) SS.
COUNTY OF ___________       )

          On this ____ day of __________, 2002, personally appeared before me, a Notary Public in and for the State and County aforesaid, Taffy J. Williams, Ph.D., known to me to be the person described in and did say that he is the President of Photogen Technologies, Inc., a Nevada corporation, and that the foregoing Amended and Restated Certificate of Designation, Preferences and Rights of Series A Preferred Stock was signed on behalf of said corporation by authority of its board of directors, and acknowledged to me that said instrument to be the free act and deed of said corporation.

          WITNESS my hand and official seal, the day and year first above written.

                                         ------------------------------------
                                         Notary Public

(Notarial Seal)

STATE OF ____________       )
                            ) SS.
COUNTY OF ___________       )

          On this ____ day of __________, 2002, personally appeared before me, a Notary Public in and for the State and County aforesaid, Brooks Boveroux, known to me to be the person described in and did say that he is the Secretary of Photogen Technologies, Inc., a Nevada corporation, and that the foregoing Amended and Restated Certificate of Designation, Preferences and Rights of Series A Preferred Stock was signed on behalf of said corporation by authority of its board of directors, and acknowledged to me that said instrument to be the free act and deed of said corporation.

          WITNESS my hand and official seal, the day and year first above written.

                                         ------------------------------------
                                         Notary Public

(Notarial Seal)

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                           PHOTOGEN TECHNOLOGIES, INC.

          We, the undersigned, for the purpose of terminating the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock of Photogen Technologies, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation") and in accordance with the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes, hereby certify:

          That pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors on ________________, 2002 adopted the following resolution, pursuant to Article FOURTH of the Corporation's Amended and Restated Articles of Incorporation, thereby canceling one series of shares of Preferred Stock designated as Series B Convertible Preferred Stock:

          "RESOLVED, that pursuant to Article FOURTH of the Corporation's Amended and Restated Articles of Incorporation, the Series B Convertible Preferred Stock is hereby cancelled and the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock, filed on February 11, 2000 with the Secretary of State of Nevada, is hereby terminated in its entirety."

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock to be duly executed by its President and duly attested to by its Secretary as of ____________________, 2002.

                                         ---------------------------------------
                                         Taffy  Williams, Ph.D., President

                                         ---------------------------------------
                                         Brooks Boveroux, Secretary

STATE OF ____________       )
                            ) SS.
COUNTY OF ___________       )

          On this ____ day of __________, 2002, personally appeared before me, a Notary Public in and for the State and County aforesaid, Taffy J. Williams, Ph.D., known to me to be the person described in and did say that he is the President of Photogen Technologies, Inc., a Nevada corporation, and that the foregoing Certificate of Designation, Preferences and Rights of Series B Preferred Stock was signed on behalf of said corporation by authority of its board of directors, and acknowledged to me that said instrument to be the free act and deed of said corporation.

          WITNESS my hand and official seal, the day and year first above written.

                                         ------------------------------------
                                         Notary Public

(Notarial Seal)


STATE OF ____________       )
                            ) SS.
COUNTY OF ___________       )

          On this ____ day of __________, 2002, personally appeared before me, a Notary Public in and for the State and County aforesaid, Brooks Boveroux, known to me to be the person described in and did say that he is the Secretary of Photogen Technologies, Inc., a Nevada corporation, and that the foregoing Certificate of Designation, Preferences and Rights of Series B Preferred Stock was signed on behalf of said corporation by authority of its board of directors, and acknowledged to me that said instrument to be the free act and deed of said corporation.

          WITNESS my hand and official seal, the day and year first above written.

                                         ------------------------------------
                                         Notary Public

(Notarial Seal)

                 EXHIBIT B To the Common Stock Purchase Agreement
                                  (SECTION 3.2)
             VOTING, DRAG-ALONG AND RIGHT OF FIRST REFUSAL AGREEMENT

     THIS AGREEMENT ("AGREEMENT") is entered into as of July [ ], 2002 by and among

     - Robert J. Weinstein, M.D. (individually and as Director of the Robert and Lois Weinstein Family Foundation, Inc. and as Trustee of the Robert and Lois Weinstein Joint Revocable Trust) ("WEINSTEIN"),
     - Stuart Levine (individually and as Trustee of the Theodore Tannebaum Trust) ("TANNEBAUM"),
     -    Tannebaum LLC, a Delaware limited liability company ("TLLC"),
     -    Mi3 L.P., a Delaware limited partnership ("MI3"),
     -    [Oxford BioScience, a Delaware limited partnership] ("OXFORD"), and
     -    New England Partners Capital, L.P., a Delaware limited partnership
          ("NEP").

Weinstein, Tannebaum and TLLC are sometimes collectively referred to herein as the "CHICAGO STOCKHOLDERS;" Mi3, Oxford and NEP and are sometimes collectively referred to herein as the "VENTURE STOCKHOLDERS;" and the Chicago Stockholders, and/or the Venture Stockholders are each sometimes collectively referred to herein as the "STOCKHOLDERS."

     WHEREAS, Photogen Technologies, Inc., a Nevada corporation (the "COMPANY") is issuing to the Venture Stockholders shares of common stock, $.001 par value per share (the "COMMON STOCK") pursuant to a Common Stock Purchase Agreement dated July [ ], 2002 (the "STOCK PURCHASE AGREEMENT"). The shares of Common Stock, together with all other capital stock or securities of the Company, whether authorized or outstanding as of the date hereof or at any time hereafter, are collectively referred to as the "SHARES."

     WHEREAS, certain of the Stockholders are parties to that certain Amended and Restated Voting Agreement dated June 17, 1998, as amended on September 4, 2001 (the "ORIGINAL VOTING AGREEMENT").

     WHEREAS, one of the conditions to the investment by the Venture Stockholders pursuant to the Stock Purchase Agreement is the execution of an agreement relating to the election of members to the Company's Board of Directors, a compulsory sale of shares in the event of a sale of all or substantially all of the assets or equity of the Company, and a right of first refusal with respect to dispositions of Shares by the Chicago Stockholders.

     NOW, THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties hereby agree as follows.

1.        VOTING AGREEMENT.

     1.1 The agreement in Section 1.2 shall be deemed to constitute a voting agreement among the Stockholders pursuant to Section 78.365(3) of the Nevada General

Corporation Law. As used in this Agreement, the definition and determination of a "Beneficial Owner" or "Beneficial Ownership" shall be governed by Regulation 13d-3 under the Securities Exchange Act of 1934, as amended.

     1.2 At each annual meeting or special meeting of the stockholders of the Company, and at any other time at which stockholders of the Company will have the right to or will vote for or render consent in writing, then and in each event, each Stockholder hereby agrees:

          A. To take all necessary and appropriate actions to cause all Shares he or it Beneficially Owns to be represented at any such meeting or in any such written consent and to cause a quorum to be present in any such event.

          B. To vote or cause to be voted all Shares of which he or it is the Beneficial Owner as follows:

               (i) To amend, alter, modify or repeal the Articles of Incorporation or the By-Laws of the Company (if at all) only in accordance with the recommendation of five of the seven Directors of the Company (whether or not any Board or stockholder action is required by law);

               (ii) To fix and maintain the number of directors of the Company at seven (7);

               (iii) To elect or cause the election to and to maintain the election to the Company's Board of Directors of the following:

               - one (1) person nominated by Mi3, who shall initially be William D. McPhee;

               - one (1) person nominated by the holders of 80% of the aggregate Shares Beneficially Owned by the Venture Stockholders excluding Mi3, who shall initially be [ ];

               - one (1) person nominated by the holders of 80% of the aggregate Shares Beneficially Owned by the Chicago Stockholders, who shall initially be Robert J. Weinstein, M.D.;

               - one (1) person appointed by the Company's Board of Directors as the Chief Executive Officer of the Company, who shall initially be Taffy Williams, Ph.D.;

               - one (1) person nominated by Elan International Services, Ltd. ("ELAN"), who shall initially be Aidan King, in accordance with and subject to that certain Securities Purchase Agreement dated as of October 20, 1999 pursuant to which Elan has the right to nominate one director to the Company's Board of Directors; and

               - two (2) persons (or in upon the event Elan no longer has a right to nominate a director to the Company's Board of Directors, three (3) persons) with relevant industry experience in the healthcare, biotech or pharmaceutical industries, as nominated by the Company's Board of Directors and approved by 80% of the aggregate Shares Beneficially Owned by the Venture Stockholders, who shall initially be Gene Golub and Lester McKeever, Jr.

               (iv) To remove from the Company's Board of Directors any director nominated pursuant to paragraph 1.2(b)(iii) only at the request of the entity or group nominating or approving such director, as applicable; and

               (v) To fix and maintain an Audit Committee and Compensation Committee of the Company's Board of Directors, each to consist of three (3) directors, and to appoint one person nominated by the holders of 80% of the aggregate Shares Beneficially Owned by the Venture Stockholders to serve on such
committees who shall initially be [     ];

     1.3 The Company shall provide the Stockholders entitled to nominate directors hereunder prior notice of any intended mailing of notice to Stockholders for a meeting at which any of the actions subject to paragraph 1.2 are to be acted upon. Thereafter, Stockholders entitled to nominate directors hereunder shall notify the Company in writing, prior to such mailing, of the person(s) nominated by him or it to be director(s); provided, that if a Stockholder fails to give such notice to the Company, it shall be deemed that the nominee(s) of such party for such meeting is the person(s) then serving as director(s) pursuant to such Stockholders' previous nomination(s). If a representative of Mi3 is not a director of the Company at any time, Mi3 shall have the right to designate one person who shall be entitled to attend all Board meetings as an observer and shall be provided with all notices of Board meetings and all Board reports as if he or she were a member of the Company's Board of Directors, provided (i) that such individual agrees to hold all information confidential and not use such information for any purpose other than with respect to the Mi3's investment in the Company; and (ii) that such individual shall be subject to exclusion from portions of meetings as necessary to preserve attorney-client privilege with respect to pending or threatened litigation..

2.        DRAG-ALONG AGREEMENT.

     2.1 If at any time after the third year anniversary of this Agreement the Company receives an offer from a third party to purchase all or substantially all of the assets or equity of the Company, and the Venture Stockholders propose to sell a majority of their shares at that time, and the sale has been approved by a majority of the Company's Board of Directors (with the Chicago Stockholder nominee director recusing himself) (a "COMPANY SALE"), then the Venture Stockholders shall have the right to require all, but not less than all, of the Chicago Stockholders to sell to the prospective purchaser of the Venture Stockholders' shares, a pro-rata portion of such Chicago Shareholders' shares at the same time and on the same conditions as the Venture Stockholders are selling their shares.

     2.2 The rights and obligations created in this Section 2 shall terminate upon the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation on a firm commitment basis in which the gross proceeds received by the Corporation at the public offering price equals or exceeds $20,000,000 (a "TERMINATION EVENT").

     2.3 If the Venture Stockholders elect to exercise their rights under this Section 2, the Venture Stockholders shall furnish a written notice (the "DRAG ALONG NOTICE") to each Chicago Stockholder. The Drag Along Notice shall set forth the principal terms of the proposed Company Sale insofar as it relates to such Shares including (i) the number of Shares to be acquired from the Venture Stockholders, (ii) the form and amount of the per share consideration to be received in the proposed Company Sale, (iii) the name and address of the prospective buyer and (iv) the proposed date of consummation of the proposed Company Sale. If the Company Sale is consummated as described in the Drag Along Notice, each Chicago Stockholder shall be bound and obligated to sell his or its Shares in the proposed Sale on the same terms and conditions with respect to each Share sold as the Venture Stockholders shall sell their Shares in the Company Sale. Without limiting the generality of the foregoing, each Chicago Stockholder agrees to execute and deliver such agreements as may be reasonably specified by the Venture Stockholders to which such Venture Stockholders will also be party, including, without limitation, agreements to (a) (i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to his or its Shares and the power, authority and legal right to transfer such Shares and the absence of any adverse claim with respect to such Shares and (ii) be liable without limitation as to such representations, warranties, covenants and other agreements, and (b) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries up to his or its pro-rata portion of the proceeds of such Sale.

3. RIGHT OF FIRST REFUSAL AGREEMENT. The provisions of this Section 3 shall not apply to transactions pursuant to Rule 144 of the Securities Act of 1933, as amended, or transactions pursuant to any registration statement under the Securities Act.

     3.1 SALES TO THIRD PARTIES. If a Stockholder desires to transfer (a "SELLING STOCKHOLDER") all or any part of the Shares beneficially owned by him or it (the "OFFERED SHARES") in a privately-negotiated transaction pursuant to a bona fide offer or proposed offer (the "PROPOSED OFFER SALE") from a third party or a proposed offer to a third party (the "PROPOSED TRANSFEREE"), the Selling Stockholder shall first submit a written offer (the "OFFER") to sell such Offered Shares first to the Company, and second to the Venture Stockholders (together, the "OFFEREES"), if applicable, on terms and conditions, including without limitation price, not less favorable to the Company and the Offerees than those on which the Selling Stockholder proposes to sell such Offered Shares to the Proposed Transferee or otherwise pursuant to the Proposed Offer Sale in accordance with the provisions of this Agreement.

          The Offer shall disclose the identity of and, if available, information about the Proposed Transferee, and the terms of the Proposed Offer Sale, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Stockholder, the terms and conditions, including without limitation, price, of the proposed sale, and any other material terms and facts relating to the proposed sale which may be requested by the Company and the Offerees, as the case may be. The Offer shall further state that the Company and the Offerees may acquire, in accordance with the provisions of this Agreement, all of the Offered Shares (but not less than all of the Offered Shares) for the price indicated in the Offer and upon the other terms and conditions, including deferred or installment payment (if applicable), set forth therein.

          In the event the terms of the Proposed Offer Sale contemplate the payment to the Selling Stockholder of consideration other than cash, the value of such non-cash consideration shall be determined in good faith by the disinterested members of the Company's Board of Directors; provided that if the Proposed Transferee offers the Selling Stockholder (i) securities that are traded on a nationally-recognized stock exchange or quoted on the Nasdaq National Market, then the value of such consideration shall be the average closing sale prices for the 10 consecutive trading days preceding the date of the Offer, or (ii) securities that are traded on the Nasdaq over-the-counter market or Small-Cap market, the value of such consideration shall be the average of the closing bid and closing asked prices for the 20 consecutive trading days preceding the date of the Offer as reported in the Wall Street Journal or by any market maker.

     3.2 COMPANY'S RIGHT OF FIRST REFUSAL. Upon receipt of the Offer, the Company shall deliver a written notice of its election to purchase, or not to purchase, such shares to the Selling Stockholder and the Offerees. The notice shall be delivered in person or mailed to the Selling Stockholder and the Offerees within 15 days of the date of receipt by the Company of the Offer. Such notice, if to purchase the Offered Shares, shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale to, and purchase by, the Company of the number of Offered Shares specified by the Company in such notice and on the terms of the Offer. The Company's election not to participate in an Offer shall be without prejudice to the Company's rights to participate in any future Offers in accordance with this Section 3.

     The closing of the sale of Offered Shares to the Company pursuant to this Section shall be made at the offices of the Company on such date as may be agreed upon by the Company and the Selling Stockholder, but no later than on or before the 45th day following the date the Offer is received by the Company (or if such 45th day is not a business day, then on the next succeeding business day). Such sale shall be effected by the Selling Stockholder's delivery to the Company of a certificate(s) evidencing the Offered Shares (or any portion thereof) to be purchased by the Company, duly endorsed for transfer to the Company, against payment to the Selling Stockholder of the purchase price by the Company.

     3.3 OFFEREES' RIGHT OF SECOND REFUSAL. Upon receipt of the Offer, and subject to the prior right of the Company under Section 3.2 above, if the Offerees also desire to purchase all or any part of the Offered Shares not so purchased by the Company, the Offerees shall deliver a written notice of its election to purchase or not to purchase such shares to the Selling Stockholder and the Company. In the event that one or more of the Offerees wish to purchase all or any part of the Offered Shares, not so purchased by the Company, then each such of the Offerees shall have the right to purchase that number of shares equal to the number of such Offered Shares to be sold multiplied by a fraction, the numerator of which shall be the number of shares of capital stock of the Company (calculated on an as-converted basis, and assuming the conversion or exercise of all rights, options, warrants or convertible securities) then owned by such Offeree desiring to purchase the Offered Shares, as the case may be, and the denominator of which shall be the aggregate number of shares of capital stock of the Company (calculated on an as-converted basis, and assuming the conversion or exercise of all rights, options, warrants or convertible securities) owned by all of the Offerees. An Offeree's election not to participate in an Offer shall be without prejudice to the Offeree's rights to participate in any future Offers in accordance with this Section 3.

          The notice shall be delivered in person or mailed to the Selling Stockholder and the Company within fifteen (15) days of the date of receipt by the Offerees of the Offer. Such notice, if to purchase the Offered Shares, shall, when taken in conjunction with the Offer, and subject to the prior right of the Company under Section 3.2 above, be deemed to constitute a valid, legally binding and enforceable agreement for the sale to, and purchase by, the Offerees of the number of Offered Shares specified by the Offerees in such notice and on the terms of the Offer.

          The closing of the sale of Offered Shares to the Offerees pursuant to this Section 3.3 shall be made at the offices of the Company on such date as may be agreed upon by the Offerees and the Selling Stockholder, but no later than on or before the 45th day following the date the Offer is received by the Company (or if such 45th day is not a business day, then on the next succeeding business day). Such sale shall be effected by the Selling Stockholder's delivery to the Offerees of a certificate(s) evidencing the Offered Shares (or any portion thereof) to be purchased by the Offerees, duly endorsed for transfer to the Offerees, against payment to the Selling Stockholder of the purchase price by the Offerees.

     3.4       SALES TO PROPOSED TRANSFEREE. In order for the provisions of
Section 3.1 to be valid and binding on the Selling Stockholder to restrict transfers to a third party, the Company and the Offerees, must, as amongst themselves, purchase all, and not less than all, of the Offered Shares. If the Company and the Offerees do not purchase all (and, as amongst themselves, not less than all) of the Offered Shares, the Offered Shares may be sold by the Selling Stockholder to the Proposed Transferee at any time within 180 days after the date the Offer was made pursuant to the Proposed Offer Sale. Any such sale shall be at the same or greater price and upon other terms and conditions, if any, not more favorable to the transferee than those specified in the Offer. Any Offered Shares not sold within the permitted time period shall continue to be subject to the requirements of a prior offer and right of first refusal pursuant to Section 3.1.

     3.5 NO OTHER TRANSFERS. A Stockholder shall not sell, assign, transfer, grant an option to or for, pledge, hypothecate, mortgage, encumber or dispose of all or any of his or its shares of capital stock of the Company except as expressly provided in this Agreement. If a Stockholder becomes obligated to sell to a Venture Stockholder any Shares as a Selling Stockholder under this Agreement and fails to deliver the Shares in accordance with the terms of this Agreement, such Venture Stockholder may, at its option, upon ten days' prior written notice to the Company and the Selling Stockholder, in addition to all other remedies it may have, send to the Company for the benefit of the Selling Stockholder the purchase price for such shares as is herein specified. Thereupon, the Company upon written notice to the Selling Stockholder shall (a) cancel on its books the certificate(s) representing the shares to be sold, (b) issue, in lieu thereof, in the name of such Venture Stockholder(s), a new certificate(s) representing such shares, and (c) pay or tender the proceeds paid by the Venture Stockholder to the Selling Stockholder, and thereupon all of the Selling Stockholder's rights in and to such shares shall terminate. The Company may exercise a similar remedy in enforcing its rights under Section 3.1. If a Selling Stockholder transfers any shares to a Proposed Transferee in violation of this Agreement, the Company may, at the election of a majority of the disinterested members of the Company's Board of Directors, cancel on the books of the Company any shares of capital stock then held by such Proposed Transferee and compel such Selling Stockholder to purchase from the Proposed Transferee the shares of capital stock so transferred in violation of this Agreement.

     3.6 TERM. The rights and obligations created in this Section 3 shall terminate upon the consummation of a Termination Event.

4. LEGEND ON STOCK CERTIFICATE. Each certificate representing Shares covered by this Agreement is subject to and shall bear the restrictive legend set forth below:

     The stock evidenced by this certificate is subject to a Voting, Drag-Along and Right of First Refusal Agreement dated as of July [ ], 2002, as amended from time to time. Copies of the Agreement may be obtained from the Secretary of the Company at no cost by written request of the holder of record of this certificate.

5.        GENERAL PROVISIONS.

     5.1 Each of the parties hereto agrees that he or it will do (or cause to be done) any act or thing and will execute (or cause to be executed) any and all instruments necessary and/or proper to make effective the provisions of this Agreement. Each Stockholder represents and warrants to, and agrees with, each other party hereto that (a) any transferee holding Shares over which such Stockholder remains the Beneficial Owner shall execute and deliver a counterpart of this Agreement and shall be bound by the provisions hereof as if such transferee was an original party hereto; and (b) such Stockholder shall provide each other party hereto true and complete information concerning the Beneficial Ownership of Shares in the hands of transferees. The parties are executing this Agreement in all applicable individual and representative capacities (including as attorney-in-fact or joint tenant, and as stockholder, officer, director, trustee, general partner or limited partner of any entity which Beneficially Owns Common Stock of the Company attributable to that party). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, heirs and legatees.

     5.2 The section headings in this Agreement are inserted for convenience of reference only, and shall not affect the construction or interpretation of this Agreement.

     5.3 The failure at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions and shall not affect the right of any party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     5.4 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to conflict of laws principles thereof, except to the extent the Nevada General Corporation Law govern portions hereof.

     5.5 It is acknowledged that it will be impossible to measure the damages that would be suffered by any party if another party fails to comply with the provisions of this Agreement and that in the event of any such failure, the non-defaulting party will not have an adequate remedy at law. The non-defaulting party shall, therefore, be entitled to obtain specific performance of any defaulting party's obligations hereunder and to obtain immediate injunctive relief. The defaulting party shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that the non-defaulting party has an adequate remedy at law.

     5.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and shall be enforceable against the party executing the same, and all of which together shall constitute a single Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     5.7 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be invalid by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect and the provision held invalid shall be modified to the extent necessary to be valid and shall be enforced as modified.

     5.8 Any notice to be served under this Agreement shall be in writing and shall be deemed to be delivered or given upon receipt if delivered personally, by overnight courier or by telecopier, or two days after mailing by registered mail, return receipt requested, addressed as follows:

     If to the Company:                 Photogen Technologies, Inc.
                                        To its then current address
                                        Attention: President

     If to any Stockholder:             To such Stockholder's address on file in
                                        the stock records of the Company

or to such other place as a party may specify in writing, delivered in accordance with the provisions of this subsection.

     5.9 This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subject hereof, and supersedes any prior agreement or understanding, written or oral, with respect to such subject matter. No party shall be liable or bound by any representations, warranties or agreements, or any other information or materials previously delivered, whether written or oral, regarding such subject matter.

     5.10 This Agreement may be modified or amended in any respect upon the written approval of the holders of 90% of the Shares held by the parties hereto, and as so modified or amended, this Agreement shall continue to bind all Stockholders regardless of whether they consented to such modification or amendment.

                         [Next Page is Signature Page.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                      ------------------------------------------
                                      ROBERT J. WEINSTEIN, M.D.,
                                      individually and as Director of the Robert and Lois Weinstein Family Foundation, Inc. and as Trustee of the Robert and Lois Weinstein Joint Revocable Trust



                                      ------------------------------------------
                                      STUART LEVINE, individually and as Trustee of the Theodore Tannebaum Trust



                                      ------------------------------------------
                                      TANNEBAUM LLC
                                      By:
                                      Its:


                                      Mi3 L.P.

                                            By: MI3 Services L.L.C., its General
                                                 Partner

                                            By:
                                               ---------------------------------
                                            William D. McPhee, President


                                      OXFORD BIOSCIENCE PARTNERS IV L.P.

                                            By: OBP Management IV L.P.

                                            By:
                                               ---------------------------------
                                            Jonathan J. Fleming - General
                                             Partner

                                      MRNA FUND II L.P.

                                            By:  OBP Management IV L.P.

                                            By:
                                               ---------------------------------
                                            Jonathan J. Fleming - General
                                             Partner


                                      ------------------------------------------

                                      NEW ENGLAND PARTNERS CAPITAL, L.P.

                                            By: NEP Capital LLC, its General
                                                 Partner

                                            By:
                                               ---------------------------------
                                            John Rousseau, President

                EXHIBIT C to the Common Stock Purchase Agreement
                                (SECTION 3.10(B))
                        FORM OF CONFIDENTIALITY AGREEMENT

                   Proprietary Rights, Employee Restrictions*

                    [Photogen Technologies, Inc. letterhead]

                                     [Date]


          RE:    EMPLOYEE CONFIDENTIALITY, INVENTIONS AND
                 NONCOMPETITION AGREEMENT ("AGREEMENT")

Dear _________________:

          In the course of your work for Photogen Technologies, Inc. or any of its subsidiaries existing on and after the date hereof (collectively, "Photogen"), you may have access to Photogen's confidential and proprietary information and/or you may create Developments (defined below). For legally sufficient consideration, the receipt and adequacy of which you acknowledge, you and Photogen agree as follows:

          1. Definitions. The following terms are defined for purposes of this Agreement:

          (a) "Confidential Information" means any and all information that has or could have value or utility to Photogen, whether or not reduced to written or other tangible form and all copies thereof, relating to Photogen's private or proprietary matters, confidential matters or trade secrets. Confidential Information includes, but is not limited to, the following:

          (i) technical information (whether or not subject to patent registration or protection), such as research and development, methods, trade secrets, know-how, formulas, compositions, protocols, processes and techniques, discoveries, machines, inventions, ideas, computer programs (including software and data used in all such programs), drawings, specifications;

          (ii) except to the extent publicly disclosed by Photogen without any fault by you or any other person or entity, information relating to Photogen's patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, and all improvements and inventions related thereto;

          (iii) business information, such as information concerning any products, customers, suppliers, production, developments, costs, purchasing,

----------
* Employees and consultants have signed non-disclousure and inventions agreements in substance comparable to the Exhibit C.

     pricing, profits, markets, sales, accounts, customers, financing, acquisitions, strategic alliances or collaborations, expansions; and

          (iv) other information relating to Photogen's business practices, strategies or policies.

          (b) "Competitive Business" means engaging in the research, development, sale, lease, marketing, financing or distribution of technology, products or services similar to or competitive with Photogen's actual or proposed products or services anywhere in the world.

          (c) "Development" means any invention, discovery, improvement, know-how, method, technique, work, copyrightable work or other intellectual property (whether or not patentable or subject to registration with any governmental office) you conceive, reduce to practice, discover or make, alone or with others, during your employment and for twelve (12) months after termination (regardless of the reason for termination) that either is (i) related to or may be useful in the business or demonstrably anticipated business of Photogen, (ii) includes, or is a product or extension of, any Confidential Information, or (iii) results from duties assigned to you by Photogen or from the use of any of Photogen's assets or facilities.

          (d) "Restricted Period" means a period (i) starting when you begin working for Photogen, and (ii) ending on the earlier of: (A) twenty-four (24) months after termination of your employment (regardless of the reason for termination), or (B) if you work less than a total of 24 months, that number of months after termination of your employment which equals the total number of months you worked for Photogen (for example, if you work for Photogen for a total of six months, the Restricted Period will end six months after your employment terminates), or (C) the longest period (if any) permitted by applicable law after termination of your employment which is less than 24 months.

          2. Confidential Information. (a) During your employment by Photogen and at all times thereafter, you will hold in trust, keep confidential and not disclose, directly or indirectly, to any third parties or make any use of Confidential Information (defined below) for any purpose except for the benefit of Photogen in the performance of your employment duties. Confidential Information will not be subject to these restrictions if it becomes generally known to the public or in the industry without any fault by you or any other person or entity, or if Photogen ceases to have a legally protectable interest in it. If you are required by valid subpoena or similar legal requirement to disclose Confidential Information, you will promptly notify Photogen in writing and cooperate with Photogen's efforts to obtain a protective order or similar relief, and you will only disclose the minimum amount of Confidential Information necessary. Upon termination of your employment (regardless of the reason for termination), you will immediately return to Photogen all tangible Confidential Information and any other material made or derived from Confidential Information, including information stored in electronic format and handwritten notes, which is in your possession or which you delivered to others.

          3. Developments. You agree to promptly and fully disclose in writing to Photogen, Inc.'s President any Development when created or developed. You hereby assign and transfer to Photogen, Inc. all of your right, title and interest in and to all Developments, including all patents, patent applications and related patent rights. You agree to sign and deliver to Photogen, Inc. (during and after employment) other documents Photogen, Inc. considers necessary or desirable to evidence its ownership of Developments. All copyrightable works that are Developments, whether or not works made for hire (as defined in 17 U.S.C. Section 101), shall be owned by Photogen, Inc. and it may file and own the same as the author throughout the world. If Photogen, Inc. is unable for any reason to secure your signature on any document necessary or desirable to apply for, prosecute, obtain, or enforce any patent, trademark, service mark, copyright, or other right or protection relating to any Development, you hereby irrevocably designate and appoint Photogen, Inc. and each of its duly authorized officers and agents, as your agent and attorney-in-fact to act for and in your behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, trademarks, service marks, copyrights, or other rights or protections with the same force and effect as if personally executed and delivered by you. You agree that this power of attorney is irrevocable and is coupled with an interest and thereby survives your death or disability.

          4.     Noncompetition.

          (a) You acknowledge that you may have access to a significant amount of highly sensitive and valuable Confidential Information, you may be involved in formulating Photogen's business strategies or in its research and development activities, and you may be involved in important aspects of relationships with employees, consultants, suppliers, customers and others and you will be expected to promote Photogen's business and goodwill. You also acknowledge that Photogen's business is international in scope and that Photogen's employees and customers in any location can be solicited and serviced from any other location in the world.

          (b) You therefore agree that during the Restricted Period, you will not, directly or indirectly through any other person or entity:

          (i) own, manage, control, participate in, consult with, be employed by, or render services for, any person or entity engaged in a Competitive Business or in any other manner or in any other capacity (except as owner of 2% or less of stock of a publicly registered and traded entity) engage in any Competitive Business;

          (ii) solicit, induce or attempt to influence any other person or entity to engage in any Competitive Business or to curtail or cease any business or business relationship with the Company, its affiliates, employees or independent contractors;

          (iii) solicit any other employee or independent contractor to terminate any employment or engagement with the Company and engage in a Competitive Business; or

          (iv) disparage the Company, its affiliates, employees, independent contractors or their services or products.

          5. No Conflicts. You represent and warrant to, and agree with Photogen that:

          (a) You are under no contractual or other obligation or restriction which is inconsistent with your obligations under this Agreement or the performance of your employment duties for Photogen. Without limiting the generality of the foregoing, performing your employment duties for Photogen will not cause you to breach any agreement or other duty which obligates you to keep in confidence any confidential, proprietary, trade secret or similar information of any third party or to refrain from competing, directly or indirectly, with the business of any third party.

          (b) You have set forth in a separate list attached to this Agreement as Exhibit A an accurate and complete list of all confidential, proprietary or trade secret information (including invention disclosures and patent applications), including a brief description thereof (without revealing any confidential or proprietary information of any other party), which you made or conceived prior to your employment with Photogen and for which you claim ownership or which is in the physical possession of a former employer or other person or entity and which are therefore excluded from the scope of this Agreement. If there are no such exclusions, you have so indicated by writing "none."

          (c) Neither you nor any third party has any ownership or other interest in any idea, invention or other item of intellectual property that will be used in performing your duties for Photogen, and all Developments will be free and clear of any encumbrances or claims of third parties. In performing your duties for Photogen, you will not disclose to Photogen or use any confidential or proprietary information or trade secret of any third party, and you will not interfere with the business of any third party in any way contrary to applicable law.

          (d) In performing your duties for Photogen, you will comply with applicable laws and regulations.

          6. No Employment Rights. Nothing in this Agreement shall affect your or Photogen's right to terminate your employment or Photogen's right modify the terms of your employment, nor will this Agreement confer on you any other rights or benefits in connection with your employment.

          7. Severability; Choice of Law; Injunction. If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable or invalid, the enforceability and validity of all other provisions shall not be affected and that court shall modify the unenforceable or invalid provision to the extent necessary to render it enforceable and valid and that provision shall be enforced as modified. You agree that the time period, geographic scope and other terms of the covenants and restrictions in this Agreement are reasonable and appropriate under the circumstances of Photogen's business. This Agreement shall be governed and interpreted in accordance with the laws of the State of Tennessee without regard to its provisions on conflicts of law. Without limiting any other available remedies at law or in equity, Photogen will be entitled to injunctive relief restraining any individual or entity from participating in any breach or threatened breach of this Agreement without having to post a bond or security.

          8. Miscellaneous. This Agreement may not be amended or modified except by a written instrument signed by both parties after the date of this Agreement. This Agreement may be assigned by Photogen and shall inure to the benefit of Photogen, its successors and assigns, but may not be assigned or delegated by you. This Agreement supersedes all prior agreements, negotiations and representations, written or oral, between the parties with respect to the subject matter contained herein. Any waiver of any breach of, or failure to enforce, any of the provisions of this Agreement shall not operate as a waiver of any other breach or waiver of performance of such provisions or any other provisions. Any waiver must be in writing signed by Photogen. Your obligations under this Agreement survive termination of your employment, regardless of the manner or reason for termination. During, and upon termination of your employment (regardless of the reason therefor), you will certify to Photogen in writing that you have fully complied with each provision of this Agreement and that you will continue to comply with all provisions herein that survive termination.

          Please indicate your agreement to the foregoing by signing a copy of this letter below and returning it to me. I look forward to working with you.

                                        Very truly yours,


                                        Taffy J. Williams, Ph.D., President

Accepted and Agreed to
as of __________, 2002.

By:
   ----------------------------------
Print name:
           --------------------------

                EXHIBIT A (TO FORM OF CONFIDENTIALITY AGREEMENT)
               EMPLOYEE'S INTELLECTUAL PROPERTY EXCLUDED FROM THIS
                                    AGREEMENT


Describe:


(If none, write "none" above.)


Signed:
       -----------------------------
Dated:
      -------------------------------

                 EXHIBIT D to the Common Stock Purchase Agreement
                               (SECTION 5.2.5(c))
                           AMENDED AND RESTATED BYLAWS


                           AMENDED AND RESTATED BYLAWS
                                       OF
                           PHOTOGEN TECHNOLOGIES, INC.

                                ARTICLE I OFFICES

     Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation may be located within or without the State of Nevada. The Board of Directors (herein called the "Board") is hereby granted full power and authority to change the principal executive office or the location of any other corporate office from one location to another.

     Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board at any place or places.

                             ARTICLE II STOCKHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of Nevada which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

     Section 2. ANNUAL MEETINGS. The annual meetings of stockholders shall be held on the last Tuesday of each April, at 10:00 o'clock a.m., local time, or such other date or such other time as may be fixed by the Board. At such meetings, directors shall be elected and any other proper business may be transacted.

     Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given in writing to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than ten nor more than sixty days after the receipt of the request.

     Section 4. NOTICE OF ANNUAL OR SPECIAL MEETINGS. Written notice of each annual or special meeting of stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the

Board, at the time of the mailing of the notice, intends to present for action by the stockholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election. Notice of a stockholders' meeting shall be given either by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

     Section 5. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law, by the Articles of Incorporation or the Bylaws and except as provided in the following sentence. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, represented either in person or by proxy, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any stockholders' meeting is adjourned for more than forty-five days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

     Section 7. VOTING. The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article. Voting shall in all cases be subject to the provisions of Title 7 of the Nevada Revised Statutes and to the following provisions:

     (a) Shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

     (b) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in an order of the court by which such receiver was appointed.

     (c) Subject to the provisions of Title 7 of the Nevada Revised Statutes, and except where otherwise agreed in writing between the parties, a stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     (d) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minority, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the Secretary of the corporation.

     (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown.

     (f) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

           (i)    If only one votes, such act binds all;

           (ii) If more than one vote, the act of the majority so voting binds all; and

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           (iii)  If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately. If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

     (g) No stockholder shall be entitled to cumulate votes at any election of directors. Elections need not be by ballot; provided, however, that all elections for directors must be by ballot upon demand made by the Chairman of the Board or by a majority of the outstanding shares entitled to vote therefor at the meeting and before the voting begins.

     Section 8. RECORD DATE. The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty days prior to the date of the meeting nor more than sixty days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixed a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five days. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any purpose other than as set forth in this Section 8 or Section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

     Section 9. CONSENT OF ABSENTEES. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by Title 7 of the Nevada Revised Statutes to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Title 7 of the Nevada Revised Statutes.

     Section 10. ACTION WITHOUT MEETING. Any action which under any provision of Title 7 of the Nevada Revised Statutes may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining stockholders entitled to give consent to pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

     Section 11. PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such stockholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy.

     Section 12. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board may appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any stockholder or stockholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. The duties of such inspectors shall be as prescribed by Title 7 of the Nevada Revised Statutes and shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents, determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

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     Section 13. CONDUCT OF MEETING. The Chairman of the Board shall preside as
Chairman at all meetings of the stockholders. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman's rulings on procedural matters shall be conclusive and binding on all stockholders, unless at the time of a ruling a request for a vote is made to the stockholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the Chairman shall have all of the powers usually vested in the chairman of a meeting of stockholders.

     Section 14. PARTICIPATION IN MEETING BY CONFERENCE TELEPHONE. Stockholders may participate in a meeting of the stockholders by means of conference telephone or similar method of communication by which all persons participating in the meeting can hear one another.

                              ARTICLE III DIRECTORS

     Section 1. POWERS. Subject to limitations of the Articles of Incorporation, these Bylaws, and Title 7 of the Nevada Revised Statutes relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to its officers, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

     (a) To select and remove all the officers, agents, and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, the Articles of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service.

     (b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Articles of Incorporation or these Bylaws.

     (c) To adopt, make, and use a corporate seal, and to prescribe the forms of certification of stock, and to alter the form of such seal and of such certificates from time to time.

     (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

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     (e)   To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidence of debt and securities therefor.

     Section 2. VACANCIES.

     (a) Any director may resign effective upon giving written notice to the Chairman of the Board, the President, or the Secretary, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     (b) Directors shall hold office until the next annual election and until their successors shall have been elected and shall have qualified, unless sooner displaced. Whenever any vacancy shall have occurred in the Board of Directors, by reason of death, resignation, increase in the authorized number of directors, or otherwise, other than removal of a director with or without cause by a vote of the stockholders, it shall be filled by the vote or consent of a majority of the remaining directors, though less than a quorum (except as otherwise provided by law), or by the stockholders, and the person so chosen shall hold office until the next annual election and until his successor is duly elected and has qualified. If one or more directors is removed by a vote of stockholders pursuant to the laws of the State of Nevada, the term of such director or directors shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled by a vote of the stockholders as provided in these Bylaws.

     (c) A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors is increased.

     (d) The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

     (e) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     Section 3. PLACE OF MEETING. Regular or special meetings of the Board shall be held at any place within or without the State of Nevada which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

     Section 4. REGULAR MEETINGS. Immediately following each annual meeting of stockholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

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

     Section 5. SPECIAL MEETINGS.

     (a) Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or by any two directors.

     (b) Special meetings of the Board shall be held upon two days' written notice or 24 hours' notice given personally or by telephone, telegraph, telex, or other similar means of communication. Any such written notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

     (c) Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone, to the recipient.

     Section 6. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except (a) where the Articles of Incorporation or Bylaws require action by a greater number of directors, in which case a quorum shall consist of such greater number of directors, and (b) to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board; except where a greater number is required by law, the Articles of Incorporation or elsewhere in these Bylaws, in which case such act or decision shall be done or made by approval or consent of such greater number of directors.

     Section 7. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

     Section 8. WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 9. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place.

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Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     Section 10. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

     Section 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

     Section 12. RIGHTS OF INSPECTION. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts of documents.

     Section 13. COMMITTEES.

     (a) By vote or consent of a majority of the authorized number of directors, the Board may designate one or more committees, each consisting of one or more directors, and delegate to such committees any of the authority of the Board except with respect to:

           (i) The approval of any action for which Title 7 of the Nevada. Revised Statutes also requires stockholders' approval or approval of the outstanding shares;

           (ii)   The filling of vacancies on the Board or in any committee;

           (iii) The fixing of compensation of the directors for serving on the Board or on any committee;

           (iv) The amendment or repeal of the Bylaws or the adoption of new bylaws;

           (v) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

           (vi) A distribution to the stockholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board; or

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

           (vii) The appointment of other committees of the Board of the members thereof.

Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the authorized number of directors, and any such committee may be designated by such name as the Board shall specify. The Board, acting through a majority of the authorized number of directors, shall have the power to prescribe the manner in which the proceeding of any such committee shall be conducted. Unless the Board, acting through a majority of the authorized number of directors, shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

     (b) There shall be an Executive Committee consisting of three (3) directors who may exercise the authority of the Board to the extent permitted by law and these Bylaws, and all actions of such Executive Committee shall be made upon approval or consent of a majority of the members of such Committee.

                               ARTICLE IV OFFICERS

     Section 1. OFFICERS. The officers of the corporation shall be a President, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

     Section 2. ELECTION. The officers of the corporation, appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

     Section 3. SUBORDINATE OFFICERS. The Board may elect, and may appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board at any time or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer. Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and stockholders and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

     Section 7. PRESIDENT. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President is the chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and affairs of the corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board.

     Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

     Section 9. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board, and its committees, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business in accordance with Title 7 of the Nevada Revised Statutes. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

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     Section 10. TREASURER. Unless the Board has elected or appointed another person to be the corporation's chief financial officer, the Treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                            ARTICLE V INDEMNIFICATION

     Section 1. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

     Section 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnity any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 3. INDEMNIFICATION AGAINST EXPENSES. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

     Section 4. REQUIRED DETERMINATIONS. Any indemnification under Sections 1 and 2 of this Article, unless ordered by a court or advanced pursuant to Section 5 of this Article, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances. The determination must be made:

     (a)   By the stockholders;

     (b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Section 5. ADVANCE OF EXPENSES. Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this Section 5 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

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     Section 6. NONEXCLUSIVITY; CONTINUATION. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this
Article VI:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 2 of this Article or for the advancement of expenses made pursuant to Section 5 of the Article, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director or officer and inures to the benefit of the heirs, executors and administrators of such a person.

     Section 7. INSURANCE.

     (a) The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     (b) The other financial arrangements made by the corporation pursuant to subsection (a) of this Section 7 may include the following:

           (i)    The creation of a trust fund.

           (ii)   The establishment of a program of self-insurance.

           (iii) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

           (iv) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection(b) of this Section 7 may provide protection for any person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     (c) Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 7 may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation.

                            ARTICLE VI MISCELLANEOUS

     Section 1. INSPECTION OF BYLAWS. The corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by stockholders at all reasonable times during customary office hours. If the principal executive office of the corporation is outside the State of Nevada and the corporation has no principal business office in such state, it shall upon the written request of any stockholder furnish to such stockholder a copy of these Bylaws as amended to date.

     Section 2. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President, and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

     Section 3. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue. Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

     Section 4. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

     Section 5. STOCK PURCHASE PLANS. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or otherwise. Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

     Section 6. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the general provisions of Title 7 of the Nevada Revised Statutes shall govern the construction of these Bylaws.

                  EXHIBIT E to the Common Stock Purchase Agreement
                                 (SECTION 5.2.6)
                                  LEGAL OPINION

                           [Grippo & Elden letterhead]

                                     [Date]

[______________]
[______________]
[______________]

                 Re:    Purchase of Common Stock from
                        Photogen Technologies, Inc.

Ladies and Gentlemen:

          We have acted as counsel to Photogen Technologies, Inc., a Nevada corporation (the "Company"), in connection with the Common Stock Purchase Agreement dated August 2, 2002 (the "Purchase Agreement") between the Company, Mi3, L.P., a Delaware limited partnership and certain other Purchasers identified therein (collectively, the "Purchasers"), and the transactions contemplated thereby. This opinion letter is furnished to you at the request of the Company pursuant to Section 5.2.6 of the Purchase Agreement. Capitalized terms not otherwise defined herein have the meanings specified in the Purchase Agreement.

                               DOCUMENTS EXAMINED

          For purposes of rendering this opinion, with your consent, we have limited our review of the documents to originals, or copies certified or otherwise identified to our satisfaction, of the following: (a)(i) the Purchase Agreement, (ii) the Voting, Drag-Along and Right of First Refusal Agreement executed by the Company and certain other parties pursuant to the Purchase Agreement (the "Voting Agreement"), (iii) the Registration Rights Agreement executed by the Company and Purchasers pursuant to the Purchase Agreement (the Voting Agreement and Registration Rights Agreement are collectively referred to as the "Other Agreements") (b) the Company's Amended and Restated Articles of Incorporation and Bylaws, as currently in effect and as proposed to be amended pursuant to the Purchase Agreement, (c) resolutions of the Company's Board of Directors and stockholders concerning the transactions contemplated by the Purchase Agreement and Other Agreements, and (d) such other documents and certificates of public officials and representatives of the Company as we have deemed relevant or necessary as the basis for such opinions. Except as set forth above, we have conducted no investigation of factual matters in connection with this opinion.

                                    OPINIONS

          Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

          (a) The Company (i) is a corporation duly organized, validly existing and in good corporate standing under the laws of the State of Nevada and is duly qualified to do business as a foreign corporation in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company, (ii) has all corporate power and authority under its Articles of Incorporation and Bylaws, each as amended to date, to carry on its business as now being conducted, and (iii) has all corporate power and authority to own its property.

          (b) The Purchase Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms. Each of the Other Agreements has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms.

          (c) The execution, delivery and the performance of the Purchase Agreement and the Other Agreements has been authorized by all necessary corporate action on the part of the Company and the Company has the corporate power and authority necessary to make, execute, deliver and perform the Purchase Agreement and the Other Agreements and to carry out the transactions contemplated thereby and to issue and deliver the Shares. All corporate proceedings required by law or by the provisions of the Purchase Agreement and the Other Agreements to be taken by the Board of Directors and the stockholders of the Company on or prior to the Closing Date in connection with the execution and delivery of the Purchase Agreement and the Other Agreements, the adoption of the Articles of Incorporation as proposed to be amended in the Purchase Agreement and the offer, issuance and sale of the Shares, have been duly and validly taken.

          (d) The Separation Agreement by and among the Company and certain stockholders dated July __, 2002, has been duly and validly authorized, executed, delivered and consummated by the Company and, to our knowledge, the other parties thereto; and constitutes the legal, valid and binding obligations of the Company and, to our knowledge, the other parties thereto, enforceable against the Company and, to our knowledge, each of the other parties thereto in accordance with its terms. All shares of the Company's Series B Preferred Stock have been converted into common stock.

          (e)    The authorized capital stock of the Company currently consists
of 150,000,000 shares of Common Stock, $0.001 par value per share, [     ] of
which are issued and outstanding, and 12,015 shares of Series A Preferred
Stock, $.01 par value per share, all of which are issued and outstanding (excluding paid-in-kind dividends on such Series A Preferred Stock). The Shares to be purchased at the Closing have been duly authorized and, when purchased in the manner set forth in the Purchase Agreement, will be validly issued, fully paid and non-assessable. The stock certificates evidencing the Shares comply as to form with Nevada law. The respective rights, privileges, restrictions and preferences of the Series A Preferred Stock and the Common Stock are as stated in the Company's Amended Articles, as filed with the Secretary of State of the State of Nevada. There are no statutory preemptive rights, and other than as set forth in the capitalization table in Section 3.4 of the Disclosure Schedule, no options, warrants, contractual preemptive rights, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any of the Company's securities. All of the shares of Common Stock and Series A Preferred Stock of the Company outstanding immediately prior to the transactions contemplated in the Purchase Agreement were duly authorized, validly issued and delivered, and are fully paid and nonassessable. Except for such shares of Common Stock and Series A Preferred Stock, the Company has no other authorized series or class of capital stock. Except for the warrants listed in Section 3.4 of the Disclosure Schedule and the Series A Preferred Stock, neither the offer nor the issuance or sale of the Shares constitutes an event under any anti-dilution provisions of any securities issued (or issuable pursuant to outstanding rights, warrants or options) by the Company which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions.

          (f) The consummation of the transactions contemplated by the Purchase Agreement and the Other Agreements will not result in a breach of or constitute a default under the Articles of Incorporation or Bylaws of the Company, or any applicable statute, law, regulation, order or decree of any court or governmental authority, or, conflict with, result in a breach or termination of, constitute a default under, or result in the creation of any material lien, charge, encumbrance or restriction of any of the assets of the Company under any agreement or other instrument to which the Company is a party or by which any of its assets are bound.

          (g) All consents, approvals, permits, orders or authorizations, of and all qualifications, registrations, designations, declarations or filings with any federal or state governmental agencies or bodies required at or prior to the Closing pursuant to any law, rule or regulation on pursuant to any order, decree, judgment, agreement or other instrument, in connection with the execution and delivery of the Purchase Agreement and the Other Agreements, and the legal and valid offer, issuance and sale of the Shares and the performance of the other obligations of the Company under the Purchase Agreement and the Other Agreements have been obtained and are effective. No consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required at or prior to the Closing under current laws and regulations, including but not limited to all applicable Federal securities and State "Blue Sky" laws, in connection with the execution and delivery of the Purchase Agreement or the offer, issuance, sale or delivery of the Shares other than the filing of the Form D pursuant to Regulation D under the Securities Act of 1933 and compliance with comparable filing requirements under applicable Blue Sky laws. The offer, issuance, sale and delivery of the Shares will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the Securities Act.

          (h) There is no action, proceeding or governmental investigation pending or, to our knowledge, overtly threatened against the Company, or any of its officers or directors, that questions the validity of the Purchase Agreement or the Other Agreements or the Company's right to enter into such agreements. There is no action, proceeding, suit or investigation pending or, to our knowledge, overtly threatened against the Company. The Company is not subject to any pending or, to our knowledge, overtly threatened investigation, inquiry or proceeding by the SEC, any state securities commission or any other federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any securities exchange or securities market, with respect to any matter, including but not limited to the Company's relationship or transactions with Elan International Services, Ltd., Sentigen Ltd. or any of their successors or affiliates.

          (i) The Company is in material compliance with all applicable Nasdaq SmallCap Market continued listing requirements. There are no proceedings pending or, to our knowledge, overtly threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market and the Company has not received any notice of the delisting of the Common Stock from the Nasdaq SmallCap Market.

             ASSUMPTIONS, QUALIFICATIONS, LIMITATIONS AND EXCEPTIONS

          The foregoing opinions are subject to the following assumptions, qualifications, exceptions and limitations:

     1. In conducting our examination and rendering this opinion, we have assumed:

          (a) the genuineness and authenticity of all signatures and documents submitted to us as originals;

          (b) the correctness of all certificates and representations, documents and records and the representations and warranties made by the Company in the Purchase Agreement and Other Agreements, in each case with respect to the factual matters set forth therein. For purposes of the preceding sentence, in cases where representations and warranties have been made "to the best knowledge" of a party or have been similarly qualified, we have relied upon, and assumed the accuracy of, such representations and warranties as if they were not so qualified;

          (c) that all copies submitted to us are accurate, complete and conform to the originals;

          (d) the legal capacity of all natural persons who are signatories to the documents, but we have no reason to believe that each natural person executing the documents does not have the legal capacity to do so;

          (e) all parties to the Purchase Agreement and Other Agreements that are entities (other than the Company) are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power (as applicable) to enter into the Purchase Agreements and Other Agreements; and

          (f) the execution and delivery of the Purchase Agreement and Other Agreements have been duly authorized by all necessary corporate action (as applicable) and proceedings on the part of all such parties (other than the Company); the Purchase Agreement and Other Agreements have been duly executed and delivered by all such parties (other than the Company) and constitute the valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms; the respective terms and provisions of the Purchase Agreement and Other Agreements do not, and the execution, delivery and performance of its obligations thereunder by each of such parties (other than the Company) will not, violate the articles or certificate of incorporation or other charter document, document of organization or bylaws of any such party or any law, order or decree of any court, administrative agency or other governmental authority binding on any such party, or result in a breach of or cause a default under any contract or indenture to which it is a party or by which it is bound.

     2. The qualification of any opinion or statement herein by the use of the words "counsel's knowledge" or "our knowledge" or words to similar effect means that during the course of our representation of the Company in connection with the transactions contemplated by the Purchase Agreement, Other Agreements or other matter to which such phrase matters, no information has come to the attention of any attorney in this firm involved in such transactions which would give such attorney current actual knowledge of the existence of facts, opinions or conclusions so qualified.

     3. We call to your attention that (a) the Company's common stock has traded at prices below $1.00 per share, (b) the Company is subject to a contingent liability relating to sales of common stock to Ballsbridge, Ltd. as described in Section 3.6 of the Disclosure Schedule, and (c) the Company's registration statement pursuant to the Registration Rights Agreement must be declared effective by the SEC:

     4. Our opinions are subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally. Our opinions are also subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). In addition, a court may refuse to enforce a provision of the Purchase Agreement or Other Agreements if it deems such provision to violate public policy, including any provision indemnifying a party against liability for its own wrongful or negligent acts or for securities law violations.

     5. Whenever we have stated that we have assumed any matter, it is intended to indicate that we have assumed such matter without making any factual, legal or other inquiry or investigations, and without expressing any opinion or conclusion of any kind concerning such matter. However, we do not have actual knowledge of any facts or circumstances which would cause us to questions the validity of any such assumption.

     6. We are members of the bar of the State of Illinois. We render no opinion herein as to matters involving laws of any jurisdiction other than the State of Illinois, the federal laws of the United States and the Nevada General Corporation Law.

     7. This opinion is limited to present laws and to the facts and agreements as they presently exist. We assume no obligation to revise or supplement this opinion should the present laws of any jurisdiction be changed through legislative action, judicial decision or otherwise, or should the facts change.

     8. This opinion is rendered solely for the Purchasers' information in connection with the transactions described in the Purchase Agreement and may not in whole or in part be used or relied upon by any other person (except the Purchasers) or in any other context or for any other purpose. This opinion may not in whole or in part be circulated, quoted or referred to nor may copies of it be delivered to any other person without our prior written consent.


                                        Very truly yours,


                                        Grippo & Elden

                 EXHIBIT F to the Common Stock Purchase Agreement
                                 (SECTION 5.2.7)
                       FORM OF NON-COMPETITION AGREEMENTS


None.

                 EXHIBIT G to the Common Stock Purchase Agreement
                                (SECTION 5.2.18)
                          REGISTRATION RIGHTS AGREEMENT


                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of this ___ day of July, 2002 by and among Photogen Technologies, Inc., a Delaware corporation (the "Company"), and the "Purchasers" named in that certain Common Stock Purchase Agreement, of even date herewith, by and among the Company and the Purchasers (the "Purchase Agreement").

     The parties hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

     "Agreement" has the meaning ascribed thereto in the preamble hereof.

     "Allowed Delay" has the meaning ascribed thereto in Section 2(c)(ii) hereof.

     "Availability Date" has the meaning ascribed thereto in Section 3(k) hereof.

     "Blackout Period" has the meaning ascribed thereto in Section 2(c)(i) hereof.

     "Blue Sky Application" has the meaning ascribed thereto in Section 6(a) hereof.

     "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     "Closing Date" has the meaning ascribed thereto in Section 2(a) hereof.

     "Closing Price" as of any date means (a) the closing bid price of one share of Common Stock as reported on The Nasdaq SmallCap Market ("Nasdaq") on such date, (b) if no closing bid price is available, the average of the high bid and the low asked price quoted on Nasdaq on such date, or (c) if the shares of Common Stock are not then quoted on Nasdaq, the value of one share of Common Stock on such date as shall be determined in good faith by the Board of Directors of the Company and the Purchasers, provided, that if the Board of Directors of the Company and the Purchasers are unable to agree upon the value of a share of Common Stock pursuant to this subpart (c), the Company and the Purchasers shall jointly select an appraiser who is experienced in such matters to determine the Closing Price. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne one half by the Company and one half by the Purchasers.

     "Common Stock" shall mean the Company's common stock, par value $0.001 per share.

     "Company" has the meaning ascribed thereto in the preamble hereof.

     "Nasdaq" has the meaning ascribed thereto in the definition of Closing Price above.

     "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     "Purchasers" shall mean the Purchasers identified in the Purchase Agreement and any Affiliate or permitted transferee of any Purchaser who is a subsequent holder of any Registrable Securities.

     "Purchase Agreement" has the meaning ascribed thereto in the preamble hereof.

     "Register," "registered" and "registration" refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

     "Registrable Securities" shall mean the shares of Common Stock issuable (i) pursuant to the Purchase Agreement and (ii) pursuant to the provisions of Sections 2(a) and 2(c) below, and any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon (a) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (b) such security becoming eligible for sale by the Purchasers pursuant to Rule 144(k).

     "Registration Statement" shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     "SEC" means the U.S. Securities and Exchange Commission.

     "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.   Registration.

     (a) Registration Statements. Promptly following the closing of the purchase and sale of shares of Common Stock contemplated by the Purchase Agreement (the "Closing Date") (but no later than twenty (20) days thereafter), the Company shall prepare and file with the SEC one Registration Statement on Form S-1 covering the resale of the Registrable Securities in an amount equal to the number of shares of Common Stock issued to the Purchasers on the Closing Date. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall use its reasonable best efforts to obtain from each person who now has piggyback registration rights a waiver of those rights with respect to the Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Purchasers and their counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC within twenty (20) days of the Closing Date, the Company will make pro rata payments to each Purchaser, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount paid by such Purchaser on the Closing Date to the Company for any 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Securities. Such payment shall be made to each Purchaser in additional fully paid and non-assessable shares of Common Stock not later than three Business Days following the end of any 30-day period. For this purpose, each share of Common Stock shall be deemed to have a value equal to the arithmetic mean of the Closing Prices for the ten (10) trading days beginning twenty (20) trading days prior to the issuance of such shares.

     (b) Expenses. The Company will pay all expenses associated with each registration hereunder, including filing and printing fees, counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees and the Purchasers' reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

     (C)  Effectiveness.

          (i) The Company shall use all commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. If a Registration Statement covering the Registrable Securities is not declared effective by the SEC within sixty (60) days after the initial filing of the Registration Statement (or ninety (90) days after the initial filing of the Registration Statement if it is reviewed by the SEC), as such period may be extended by Mi3 (as defined in the Purchase Agreement and on behalf of the Purchasers) in its reasonable discretion for good cause, then the Company will make pro rata payments to each Purchaser, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Purchaser in the shares of Common Stock for any 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the "Blackout Period"). Such payments shall be in partial compensation to the Purchasers, and shall not constitute the Purchasers' exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the

Blackout Period until the termination of the Blackout Period. Such payment shall be made to each Purchaser in additional fully paid and non-assessable shares of Common Stock. Each share of Common Stock shall be deemed to have a value equal to the arithmetic mean of the Closing Prices for the ten (10) trading days beginning twenty (20) trading days prior to the issuance of such shares.

          (ii) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, that the Company shall promptly (a) notify the Purchasers in writing of the existence of (but in no event, without the prior written consent of a Purchaser, shall the Company disclose to such Purchaser any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and
(b) advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

     (d) Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Company shall have the right to select an investment banker and manager to administer the offering, which investment banker or manager shall be reasonably satisfactory to the Purchasers.

3. Company Obligations. The Company will use all commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

     (a) use all commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k);

     (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) hereof and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

     (c) provide copies to and permit counsel designated by the Purchasers to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

     (d) furnish to the Purchasers and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser that are covered by the related Registration Statement;

     (e) in the event the Company selects an underwriter for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

     (f) if required by the underwriter, or if any Purchaser is described in the Registration Statement as an underwriter, the Company shall furnish, on the effective date of the Registration Statement (except with respect to clause (i) below) and on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (including any Purchaser deemed to be an underwriter), (i) (a) in the case of an underwritten offering, an opinion, dated as of the closing date of the sale of Registrable Securities to the underwriters, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Purchasers participating in such underwritten offering or (b) in the case of an "at the market" offering, an opinion, dated as of or promptly after the effective date of the Registration Statement to the Purchasers, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in a public offering, addressed to the Purchasers, and (ii) a letter, dated as of the effective date of such Registration Statement and confirmed as of the applicable dates described above, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters (including any Purchaser deemed to be an underwriter);

     (g) use all commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

     (h) prior to any public offering of Registrable Securities, use all commercially reasonable efforts to register or qualify or cooperate with the Purchasers and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchasers and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement;

     (i) use all commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

     (j) immediately notify the Purchasers, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the Purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

     (k) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the 1933 Act (for the purpose of this Subsection 3(k), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

4. Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Purchasers, advisors to and representatives of the Purchasers (who may or may not be affiliated with the Purchasers and who are reasonably acceptable to the Company), any underwriter participating in any disposition of shares of Common Stock on behalf of the Purchasers pursuant to a Registration Statement or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Purchasers or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Purchasers and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

     The Company shall not disclose material nonpublic information to the Purchasers, or to advisors to or representatives of the Purchasers, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchasers, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review.

5.   Obligations of the Purchasers.

     (a) Each Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser if such Purchaser elects to have any of the Registrable Securities included in the Registration Statement. A Purchaser shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Purchaser elects to have any of the Registrable Securities included in the Registration Statement.

     (b) Each Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

     (c) In the event the Company, at the request of the Purchasers, determines to engage the services of an underwriter, such Purchaser agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the dispositions of the Registrable Securities.

     (d) Each Purchaser agrees that, upon receipt of any notice from the Company of either (A) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (B) the happening of an event pursuant to Section 3(j) hereof, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser's receipt of the copies of the supplemented or amended prospectus filed with the SEC and declared effective and, if so directed by the Company, the Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Purchaser's possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

     (e) No Purchaser may participate in any third party underwritten registration hereunder unless it (i) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions. Notwithstanding the foregoing, no Purchaser shall be required to make any representations to such underwriter, other than those with respect to itself and the Registrable Securities owned by it, including its right to sell the Registrable Securities, and any indemnification in favor of the underwriter by the Purchasers shall be several and not joint and limited in the case of any Purchaser, to the proceeds received by such Purchaser from the sale of its Registrable Securities. The scope of any such indemnification in favor of an underwriter shall be limited to the same extent as the indemnity provided in Section 6(b) hereof.

6.   Indemnification.

     (a) Indemnification by the Company. The Company will indemnify and hold harmless each Purchaser and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Purchaser within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser, officer, director, member, or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Purchaser's behalf (the undertaking of any underwriter chosen by the Company being attributed to the Company) and will reimburse such Purchaser, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

     (b) Indemnification by the Purchasers. In connection with any registration pursuant to the terms of this Agreement, each Purchaser will furnish to the Company in writing such information as the Company reasonably requests concerning the holders of Registrable Securities or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Purchaser and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

     (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such separate counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

     (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.   Miscellaneous.

     (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the parties hereto. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of Purchaser.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in the Purchase Agreement.

     (c) Assignments and Transfers by Purchasers. The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchasers and their respective successors and assigns. A Purchaser may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Purchaser to such person, provided that such Purchaser complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

     (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of each Purchaser, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation, without the prior written consent of the Purchasers, after notice duly given by the Company to each Purchaser.

     (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     (f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

     (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

     (i) Further Assurances. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

     (j) Entire Agreement. This Agreement and the Purchase Agreement (and the Exhibits and Schedules annexed thereto) are intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the Purchase Agreement (and the Exhibits and Schedules annexed thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

     (k) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts located in Boston, Massachusetts for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

                                The Company:

                                PHOTOGEN TECHNOLOGIES, INC.


                                By:
                                    --------------------------------------
                                Name:
                                Title:


                                The Purchasers:

                                MI3 L.P.

                                    By: MI3 Services L.L.C., its General Partner

                                    By:
                                        ----------------------------------------
                                    William D. McPhee, President

                                OXFORD BIOSCIENCE PARTNERS IV L.P.

                                    By: OBP Management IV L.P.

                                    By:
                                        ----------------------------------------
                                    Jonathan J. Fleming - General Partner

                                MRNA Fund II L.P.

                                    By: OBP Management IV L.P.

                                    By:
                                        ----------------------------------------
                                    Jonathan J. Fleming - General Partner

                                NEW ENGLAND PARTNERS CAPITAL, L.P.

                                    By: NEP Capital LLC, its General Partner

                                    By:
                                        ----------------------------------------
                                    John Rousseau, President

                                TANNEBAUM LLC

                                By:
                                    --------------------------------------------
                                Name:
                                Title:

                 EXHIBIT I to the Common Stock Purchase Agreement
                                  (SECTION 1.1)
                                     SHARES


PURCHASER                          INVESTMENT AMOUNT
---------                          -----------------
Mi3                                  $    750,0000

Oxford BioScience Partners           $  12,000,000

New England Venture Fund             $   1,500,000

Tannebaum LLC                        $   2,000,000

            DISCLOSURE SCHEDULE to the Common Stock Purchase Agreement

SECTION 3.1:  ORGANIZATION; AMENDED ARTICLES
No exceptions.

SECTION 3.2:  CORPORATE POWER
No exceptions, except as disclosed in Schedule 3.6 below.

SECTION 3.3:  AUTHORIZATION

Under NASD rules, the issuance of the Common Stock contemplated by the Common Stock Purchase Agreement must be approved by the Company's stockholders.

SECTION 3.4:  CAPITALIZATION

See attached Capitalization Table.

In addition to the information presented in the Capitalization Table:

(i) Subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company.

     1. The following warrants have been granted by the Company and remain outstanding to date:

NAME                             WARRANTS*           GRANT DATE           EXPIRATION         EXERCISE
                                                                                             PRICE
-----------------------------------------------------------------------------------------------------
Farcap Group, LLC                1,000,000**         Aug. 9, 1999         Aug. 9, 2004       $   9.45
-----------------------------------------------------------------------------------------------------
Elan Pharmaceutical
 Investments II, Ltd.              100,000           Oct. 20, 1999        Oct. 20, 2004      $  21.17
-----------------------------------------------------------------------------------------------------
Al Snyder                           15,000           Jan. 24, 2000        Jan. 24, 2010      $ 15.625
-----------------------------------------------------------------------------------------------------
Gilford Securities Incorporated     32,724           Feb. 11, 2000        Feb. 11, 2005      $  16.88
-----------------------------------------------------------------------------------------------------
Aqua Partners, Inc.                  2,000           Nov. 30, 1999        Nov. 30, 2004      $  16.62
-----------------------------------------------------------------------------------------------------

     *The total amount of warrants granted is 1,149,724; concurrent with the Closing, the total warrants outstanding will be 349,724 reflecting the substitution of a revised Farcap Group warrant.

     **As of the Closing, the Farcap Group, LLC warrant shall be canceled and substituted by a warrant to purchase 200,000 shares (presuming a 1 for 4 reverse split of the Company's common stock) exercisable at the per share purchase price of the Common Stock Purchase Agreement with an expiration date of August 9, 2004.

     2. The following stock option awards have been granted by the Company under its various plans and are currently outstanding:

      NAME               SHARES           GRANT DATE       EXERCISE           TERM            VESTING*          PLAN**
                                                            PRICE
-----------------------------------------------------------------------------------------------------------------------
Lester McKeever           20,000        Aug. 6, 1998      $    13.25        10 years        5 years           1998
-----------------------------------------------------------------------------------------------------------------------
Daniel Tosteson           10,000        Aug. 6, 1998      $    13.25        10 years        5 years           1998
-----------------------------------------------------------------------------------------------------------------------
Jay Harkins               10,000        Sept. 4, 1998     $   11.125        10 years        5 years           1998
-----------------------------------------------------------------------------------------------------------------------
Mark Peterson             20,000        Sept. 4, 1998     $   11.125        10 years        5 years           1998
-----------------------------------------------------------------------------------------------------------------------
Dan Hamilton              18,000        Sept. 4, 1998     $   11.125        10 years        5 years           1998
-----------------------------------------------------------------------------------------------------------------------
Harry Morrison            10,000        Nov. 6, 1998      $  15.0625        10 years        5 years           1998
-----------------------------------------------------------------------------------------------------------------------
Merrill Biel              10,000        Feb. 4, 1999      $    12.75        10 years        5 years           1998
-----------------------------------------------------------------------------------------------------------------------
Taffy Williams         3,000,000        May 17, 2000      $    15.00        10 years        3 years           Executive
-----------------------------------------------------------------------------------------------------------------------
Brooks Boveroux        1,000,000        Aug. 1, 2000      $     8.25        10 years        3 years           Executive
-----------------------------------------------------------------------------------------------------------------------
Josh Fisher                8,000        Sept. 11, 2000    $    6.875        10 years        Immediate         1998
-----------------------------------------------------------------------------------------------------------------------
Dan Hamilton               5,000        Sept. 11, 2000    $    6.875        10 years        Immediate         1998
-----------------------------------------------------------------------------------------------------------------------
Jay Harkins                3,000        Sept. 11, 2000    $    6.875        10 years        Immediate         1998
-----------------------------------------------------------------------------------------------------------------------
Heather Long               2,000        Sept. 11, 2000    $    6.875        10 years        Immediate         1998
-----------------------------------------------------------------------------------------------------------------------
Brooks Boveroux          250,000        Dec. 1, 2000      $     2.75        10 years        4 years           1998
-----------------------------------------------------------------------------------------------------------------------
Josh Fisher                3,000        Dec. 1, 2000      $     2.75        10 years        4 years           1998
-----------------------------------------------------------------------------------------------------------------------
Gene Golub                30,000        Dec. 1, 2000      $     2.75        10 years        Immediate         1998
-----------------------------------------------------------------------------------------------------------------------
Dan Hamilton               2,500        Dec. 1, 2000      $     2.75        10 years        4 years           1998
-----------------------------------------------------------------------------------------------------------------------
Jay Harkins                1,500        Dec. 1, 2000      $     2.75        10 years        4 years           1998
-----------------------------------------------------------------------------------------------------------------------
Heather Long               1,000        Dec. 1, 2000      $     2.75        10 years        4 years           1998
-----------------------------------------------------------------------------------------------------------------------
Lester McKeever           30,000        Dec. 1, 2000      $     2.75        10 years        Immediate         1998
-----------------------------------------------------------------------------------------------------------------------
Al Snyder                 10,000        Dec. 1, 2000      $     2.75        10 years        4 years           1998
-----------------------------------------------------------------------------------------------------------------------
Taffy Williams         1,200,000        Dec. 1, 2000      $     2.75        10 years        4 years           1998
-----------------------------------------------------------------------------------------------------------------------
Reinhard Koenig          400,000        Jan. 8, 2001      $     2.13        10 years        4 years           2000
-----------------------------------------------------------------------------------------------------------------------
Joanne Blake              50,000        Feb. 16, 2001     $   5.3125        10 years        4 years           1998
-----------------------------------------------------------------------------------------------------------------------
Ken Sylvester            200,000        Mar. 22, 2001     $   1.9062        10 years        4 years           1998
-----------------------------------------------------------------------------------------------------------------------
Nicholas Lowe, M.D.       30,000        Aug. 9, 2001      $     1.70        10 years        100% at           1998
                                                                                            first
                                                                                            anniversary
                                                                                            (Aug. 9,
                                                                                            2002)
-----------------------------------------------------------------------------------------------------------------------
Joanne Blake              50,000        Dec. 5, 2001      $     1.14        10 years        4 years           2000
-----------------------------------------------------------------------------------------------------------------------
Dan Hamilton              60,000        Dec. 5, 2001      $     1.14        10 years        4 years           2000
-----------------------------------------------------------------------------------------------------------------------
Jay Harkins               20,000        Dec. 5, 2001      $     1.14        10 years        4 years           2000
-----------------------------------------------------------------------------------------------------------------------
Heather Long               5,000        Dec. 5, 2001      $     1.14        10 years        4 years           2000
-----------------------------------------------------------------------------------------------------------------------
Lester McKeever           30,000        Dec. 5, 2001      $     1.14        10 years        100% at           1998
                                                                                            first
                                                                                            anniversary
                                                                                            (Dec 5, 2002)
-----------------------------------------------------------------------------------------------------------------------
Gene Golub                30,000        Dec. 5, 2001      $     1.14        10 years        100% at           1998
                                                                                            first
                                                                                            anniversary
                                                                                            (Dec 5, 2002)
-----------------------------------------------------------------------------------------------------------------------

The total amount of stock option awards outstanding is 6,519,000.

*All options vest immediately upon a change of control which will occur upon consummation of the transactions in the Common Stock Purchase Agreement. As scheduled in the original grant, however, "3 years" means that 33% of each option grant vests on each anniversary of years 1-3; "4 years" means 25% of each option grant vests on each anniversary of years 1-4; and "5 years means 20% of each option grant vests on each anniversary of years 1-5.

** The stock option awards were granted pursuant to the 1998 Long Term Incentive Compensation Plan ("1998"), the 2000 Long Term Incentive Compensation Plan ("2000"), and the Senior Executive Long Term Incentive Compensation Plan ("Executive").

        3. Pursuant to that certain Settlement Agreement and Mutual Release of Claims (the "Settlement Agreement"), dated as of June 13, 2002, by and among Photogen Technologies, Inc., Photogen, Inc., The General Hospital Corporation, d/b/a Massachusetts General Hospital and Gerald L. Wolf, Ph.D., M.D., Dr. Wolf received the following options: (i) an option to purchase up to $300,000 worth of shares of Company common stock determined in accordance with a formula set forth in the Settlement Agreement at an exercise price of twenty cents ($0.20) per share; and (ii) an option to purchase up to 150,000 shares of Company common stock at an exercise price per share equal to the average closing price for the shares over the thirty day trading period immediately preceding the date of the Settlement Agreement.

(ii) Commitment or offer of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company.

        1.  See (i) of this Schedule 3.4.

(iii) Obligation of the Company (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

        1. Series A and B Preferred in-kind dividends pursuant to respective Certificates of Designations, Preferences and Rights, as amended, and as supplemented by agreements to adjust conversion prices disclosed in the Capital Structure table below.

        2. The Company expects to enter into a Separation Agreement by and among Craig Dees, Ph.D. and Dees Family Foundation, Eric A. Wachter, Ph.D. and Eric A. Wachter 1998 Charitable Remainder Unitrust, Timothy D. Scott,

            Ph.D. and Scott Family Limited Partnership, Walter Fisher, Ph.D., Fisher Family Investment Limited Partnership, and Walt Fisher 1998 Charitable Remainder Unitrust, and John A. Smolik and Smolik Family LLP, Photogen Technologies, Inc., Photogen, Inc., Robert J. Weinstein, M.D., Stuart P. Levine and Tannebaum, LLC, whereby the Company shall redeem 20,548,435 shares of the Company held by Drs. Dees, Wachter, Scott, Fisher and Smolik as the record and beneficial owners in exchange for all of the shares of the Company's wholly owned subsidiary, Photogen, Inc.

        3. The Company is subject to a contingent liability in the amount of $650,000 relating to shares issued to Ballsbridge Ltd. pursuant to the Company's Form S-3. See Schedule 3.6 below. This is also relevant to the sixth sentence of Section 3.4.

(iv) Restrictions on the transfer of the Company's capital stock other than those arising from securities laws or contemplated by this Agreement and the other Financing Documents.

        1. None, except for that certain Agreement entered into as of May 9, 2001 by and among Photogen Technologies, Inc., Photogen, Inc. and the following individuals: Timothy Scott, John Smolik, Eric Wachter, Craig Dees, Walter Fisher, Theodore Tannebaum and Robert Weinstein, M.D. (the "Lockup Agreement").

Voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company, whether or not the Company is a party thereto (other than the Voting, Drag-Along and Right of First Refusal Agreement).

        1.  The Lockup Agreement set forth in (iv) of this Schedule 3.4.

        2. Amended and Restated Voting Agreement entered into as of the 4th day of September, 2001, by and among Eric A. Wachter, Ph.D. (individually and as sole Trustee of the Eric A. Wachter 1998 Charitable Remainder Trust), Craig Dees, Ph.D. (individually and as Director of the Dees Family Foundation), Walter G. Fisher, Ph.D. (individually, as General Partner of the Fisher Family Investment Limited Partnership, and as Sole Trustee of the Walt Fisher 1998 Charitable Remainder Unitrust), Tim Scott, Ph.D. (individually and as General Partner of Scott Family Investment Limited Partnership, John Smolik (individually and as General Partner of the Smolik Family, L.P.), Robert J. Weinstein, M.D. (individually and as a General Partner of W.F. Investments Enterprises, Limited Partnership, as Director of the Robert and Lois Weinstein Family Foundation, Inc. and as Trustee of the Robert and Lois Weinstein Joint Revocable Trust), and Theodore Tannebaum (individually and as Trustee of the Theodore Tannebaum Trust), and joined into by Photogen Technologies, Inc. as stockholder of Photogen, Inc.

        3. Amended and Restated Certificate of Designations, Preferences and Rights of Series A Preferred Stock (filed as Exhibit 3.5 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999).

        4. Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (filed as Exhibit 3 to the Company's Current Report on Form 8-K dated February 18, 2000).

                                CAPITAL STRUCTURE
                               AS AT JUNE 30, 2002

                                                               ACTUAL                                  PRO FORMA
                                          AMOUNT OR         COMMON STOCK          FULLY DILUTED      COMMON STOCK     FULLY DILUTED
                                          SHARES (1)      & EQUIVALENTS (2)          PERCENT       & EQUIVALENTS (3)     PERCENT
                                         -----------      -----------------       -------------    -----------------  -------------
LONG TERM DEBT
Elan                                     $ 3,043,775                169,098                 0.3%

SERIES A PREFERRED STOCK
Elan                                       14,464.28                683,244                 1.3%           4,821,427            4.8%

SERIES B PREFERRED STOCK
Series B Stockholders                     389,130.82                563,084                 1.1%

STOCK OPTIONS (SHARES RESERVED)
    1998 Plan                                                     1,995,500                                1,995,500
    2000 Plan                                                     2,000,000                                2,000,000
    2000 Senior Plan                                              5,000,000                                5,000,000
    Additional options - financing                                        0                               11,173,500
                                                          -----------------                        -----------------
TOTAL OPTION POOL (4)                                             8,995,500                17.7%          20,169,000           20.0%

STOCK WARRANTS AND OPTIONS(5)                                     1,466,391                 2.9%           1,466,391            1.5%

COMMON STOCK
FOUNDERS (6)
Craig Dees                                                        4,021,667                 7.9%                   0            0.0%
Walter Fisher                                                     3,994,167                 7.9%                   0            0.0%
Timothy Scott                                                     4,007,667                 7.9%                   0            0.0%
Eric Wachter                                                      4,524,667                 8.9%                   0            0.0%
John Smolik                                                       4,000,267                 7.9%                   0            0.0%

DIRECTORS & OFFICERS
Tannebaum LLC                                                     4,116,921                 8.1%           4,116,921            4.1%
Robert J. Weinstein                                               3,449,421                 6.8%           3,449,421            3.4%
Eugene Golub                                                         32,000                 0.1%              32,000            0.0%
Lester McKeever                                                      32,000                 0.1%              32,000            0.0%
Taffy J. Williams                                                    17,000                 0.0%              17,000            0.0%
Reinhard Koenig                                                       6,000                 0.0%               6,000            0.0%

CORPORATE INVESTMENTS
Alliance Pharmaceutical Corp. (7)                                    42,328                 0.1%              42,328            0.0%
Elan                                                              1,224,964                 2.4%           1,224,964            1.2%

INSTITUTIONS
Isosceles Fund Limited                                              196,978                 0.4%             196,978            0.2%
Ballsbridge Finance Limited (8)                                     498,508                 1.0%             498,508            0.5%

OTHER GREATER THAN 5% SHAREHOLDERS
Stuart Levine                                                     3,289,621                 6.5%           3,289,621            3.3%

OTHER SHAREHOLDERS                                                5,388,122                10.6%           5,388,122            5.3%

SHARES FROM LONG TERM DEBT CONVERSION                                                                        507,293            0.5%

SHARES FROM SERIES B PREFERRED STOCK CONVERSION                                                            1,653,806            1.6%

INSTITUTIONAL FINANCING (9)                                                                 0.0%          54,166,667           53.6%
                                                          -----------------       -------------    -----------------  -------------

TOTAL COMMON STOCK OUTSTANDING                                   38,842,298                               74,621,628
                                                          =================                        =================

TOTAL FULLY DILUTED COMMON STOCK & EQUIVALENTS                   50,719,614               100.0%         101,078,446          100.0%
                                                          =================       =============    =================  =============

1.  Balances, including accrued interest and dividends, at June 30, 2002
2.  Common stock equivalents based
on conversion of:

    Elan debt at $18.00 per share

    Series A Preferred at $21.17 per share

    Series B Preferred at 1.44703 conversion factor

3.  Common stock equivalents based on conversion of:

    Elan debt at $6.00 per share

    Series A Preferred at $3.00 per share

    Series B Preferred at 4.25 conversion factor

4.  6,519,000 options outstanding at June 30, 2002

5.  Stock warrants:
    Include net options granted to Dr. Wolf pursuant to Settlement Agreement Reflect exchange of warrant to Farcap Group from 1,000,000 to 200,000 shares

6.  Founders shares are locked up through May, 2004

7.  In August 2001, Alliance filed a Form 144 to sell shares owned by them

8. Ballsbridge is a sister company to Isosceles; these shares are subject to recission

9. Pro-forma for $16.25 MM new capital @$0.30 per share

SECTION 3.5: SUBSIDIARIES

        1. Photogen, Inc. is a wholly-owned subsidiary of the Company. Upon the closing of that certain Separation Agreement expected to be completed contemporaneously with the closing of the Common Stock Purchase Agreement, the Company will no longer hold an equity interest in Photogen, Inc. and Photogen, Inc. will no longer be a subsidiary of the Company.

        2. Sentigen, Ltd. is an 80.1% owned subsidiary of the Company and the vehicle for a joint venture with units of Elan Corporation plc.

SECTION 3.6: SEC FILINGS; BUSINESS

        1. Letter, dated June 5, 2002, from Company's counsel (Grippo & Elden) to the Securities and Exchange Commission regarding the Company's sales of securities under the Form S-3 Registration Statement (File No. 333-46394).

        2. Letter, dated June 27, 2002, from the Securities and Exchange Commission to Company's counsel (Grippo & Elden) regarding the Company's sales of securities under the Form S-3 Registration Statement (File No. 333-46394).

        3. Letter, dated July 3, 2002, from Company's counsel (Grippo & Elden) to the Securities and Exchange Commission describing the Company's compliance with the tasks set forth in the June 27, 2002 letter (item 2 above).

        4. On or about July 11, 2002, Company's counsel received verbal approval from the SEC to proceed with the matters in item number 3. The Company intends to make comparable revisions to its Form 110-Q for the quarter ended March 31, 2002.

        5. In connection with the SEC's investigation of Elan, the Company received a subpoena from the SEC for documents relating to the joint venture with Elan in connection with inquiries the SEC was making about Elan. The Company responded to the subpoena and has heard nothing further from the SEC concerning this matter.

        6. On July 25, 2002, the Company filed a post-effective amendment to its Form S-3 registration de-registering all unsold shares thereunder.

        7.  See also Schedule 3.22 regarding AmeriCal Securities, Inc.

SECTION 3.7: NO MATERIAL ADVERSE CHANGE

(a) The Company is currently operating at a loss and such losses are funded by a $2.5 million secured line of credit from Tannebaum LLC.

Pursuant to that certain Settlement Agreement and Mutual Release of Claims (the "Settlement Agreement"), dated as of June 13, 2002 by and among Photogen Technologies, Inc., Photogen, Inc., The General Hospital Corporation, d/b/a Massachusetts General Hospital and Gerald L. Wolf, Ph.D., M.D., the Company paid $150,000 in cash and granted various stock options to Dr. Wolf.

(b) Contemporaneous with the closing of the Common Stock Purchase Agreement, the Company expects to have completed the split off of its therapeutic business to five founders in exchange for 100% (20,548,435 shares) of the shares of Common Stock of the Company owned or controlled by such founders.

Contemporaneous with the closing of the Common Stock Purchase Agreement, the Company will have completed the conversion of its Series B Preferred Stock into shares of its Common Stock at a conversion ratio of 4.25 shares of Common Stock for each share of Series B Preferred..

Contemporaneous with the closing of the Common Stock Purchase Agreement, the Company will have completed the conversion of borrowings under the Convertible Promissory Note to Elan into shares of its Common Stock at $6.00 per share; and the Series A Preferred conversion price will be reduced to $3.00 per share and the liquidation reference eliminated..

Pursuant to the Settlement Agreement (as defined in item (a) above), Dr. Wolf received the following options: (i) an option to purchase up to the number of shares of Company common stock determined in accordance with a formula set forth in the Settlement Agreement at an exercise price of twenty cents ($0.20) per share; and (ii) an option to purchase up to 150,000 shares of Company common stock at an exercise price per share equal to the average closing price for the shares over the thirty day trading period immediately preceding the date of the Settlement Agreement.

Pursuant to the Certificate of Designations for the Company's Series A Preferred Stock, the Company has and expects to continue to declare a mandatory semi-annual in-kind dividend (payable April 20 and October 20) equal to 7.0% of the outstanding shares of the Series A Preferred Stock.

(c) None.

(d) None.

(e) Contemporaneous with the closing of the Common Stock Purchase Agreement, Elan Pharma International Ltd. ("Elan") will convert the outstanding principal and interest of its line of credit to the Company in exchange for shares of Common Stock of the Company.

As contemplated by the closing of the Common Stock Purchase Agreement, the outstanding borrowings (including principal up to two million dollars ($2,000,000) and accrued interest) under the Company's secured line of credit from Tannebaum LLC will be converted into Common Stock of the Company and the note will have been canceled.

See items (a) and (b) of this Schedule 3.7 for disclosures regarding the Settlement Agreement.

(f) Changes to the Company's Series A Preferred Stock as described in the attached letter agreement between an Elan affiliate and the Company.

Termination of the following agreements: (i) Letter Agreement between the Company and AmeriCal Securities, Inc., dated March 25, 2002, regarding business development; and (ii) Letter Agreement between the Company and AmeriCal Securities, Inc., dated March 25, 2002, regarding raising of capital. See
Schedule 3.22 below.

(g) None.

(h) See items (a) and (b) of this Schedule 3.7 for disclosures regarding the Settlement Agreement and Separation Agreement.

(i) None (other than pursuant to the Separation Agreement).

(j) None.

(k) None.

SECTION 3.8: FINANCIAL STATEMENTS

        1. Litigation was resolved pursuant to that certain Settlement Agreement and Mutual Release of Claims (the "Settlement Agreement"), dated as of June 13, 2002, by and among Photogen Technologies, Inc., Photogen, Inc., The General Hospital Corporation, d/b/a Massachusetts General Hospital and Gerald L. Wolf, Ph.D., M.D. Subject to the valuation of certain stock options granted to Dr. Wolf under the Settlement Agreement, (the impact of which is expected to require a non-cash increment to the financial provision the Company has established regarding this litigation), the Company has made disclosure and financial provision in its SEC Filings for the expected cost of this settlement.

        2. Contingent liability regarding certain sales of Common Stock of the Company to Ballsbridge Finance Limited. See Schedule 3.6

SECTION 3.9: CONTRACTS AND COMMITMENTS

(i)   The Company has entered into the following agreements.

        1. UCC-1 Financing Statement No. 2002015141-1 filed by Tannebaum, LLC, as secured party, with the Secretary of State of Nevada on June 11, 2002 against the assets of Photogen Technologies, Inc. and Photogen, Inc., as debtors, in connection with the line of credit.

        2. The Company expects to enter into a Separation Agreement (the "Separation Agreement") by and among the following: Craig Dees, Ph.D. and Dees Family Foundation, Eric A. Wachter, Ph.D. and Eric A. Wachter 1998 Charitable Remainder Unitrust, Timothy D. Scott, Ph.D. and Scott Family Investment Limited Partnership, Walter Fisher, Ph.D., Fisher Family Investment Limited Partnership, and Walt Fisher 1998 Charitable Remainder Unitrust, and John A. Smolik and Smolik Family LLP, Photogen Technologies, Inc. ("Technologies"), Photogen, Inc. ("Photogen"), Robert J. Weinstein, M.D., Stuart P. Levine and Tannebaum, LLC (note that pursuant to the Separation Agreement non-competition agreements shall be executed to effect the following: (i) Photogen and Drs. Dees, Wachter, Scott, Fisher and Mr. Smolik shall not develop or sublicense technologies that are a part of the therapeutic business of Technologies for diagnostic x-ray purposes or adversely affect the development of N1177 or PH-50; and (ii) Technologies shall not develop or sublicense non-nanoparticulate PH-10 or adversely affect the development of PH-10).

(ii)  See item (i) of this Schedule 3.9.

(iii) No exceptions.

SECTION 3.10: PROPRIETARY RIGHTS, EMPLOYEE RESTRICTIONS

1. The Company's Intellectual Property Rights are listed in Schedules A and B of the Separation Agreement.

2. The Company expects to enter into a License Agreement and a Noncompetition Agreement, each between Photogen, Inc. and the Company in connection with the anticipated separation transaction. Forms of these agreements are attached as exhibits to the Separation Agreement.

3. License Agreement dated as of September 30, 1999 between The General Hospital Corporation d/b/a Massachusetts General Hospital and Photogen, Inc. (recently assigned to Photogen Technologies, Inc.).

4. License Agreement dated October 20, 1999 between Photogen Technologies, Inc, Photogen Newco Ltd. (n/k/a Sentigen Ltd.) and Elan Pharma International Limited. (Filed as Exhibit 10.13 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999).

SECTION 3.11: LITIGATION; COMPLIANCE WITH LAW
No exceptions, except for the matters disclosed in Schedule 3.6 above.

SECTION 3.12: LEASEHOLD INTERESTS
No exceptions.

SECTION 3.13: INSURANCE
No exceptions.

SECTION 3.14:  LOANS AND ADVANCES

        1. Loan and Security Agreement between Photogen Technologies, Inc., Photogen, Inc. and Tannebaum, LLC, dated April 8, 2002.

        2. Revolving Promissory Note (Secured) between Photogen Technologies, Inc., Photogen, Inc. and Tannebaum, LLC, dated April 8, 2002.

        3. Advance of $60,000 to the founding stockholders by the Company to be repaid as part of the split off transaction.


SECTION 3.15: ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS

The Company is a guarantor of an Equipment Lease between Picker Financial Group, L.L.C. ("Picker") and Photogen, Inc., dated October 25, 1999, with aggregate remaining lease payments of $622,710 due thereunder. The Company has $230,500 on deposit with Picker to partially cover this obligation. Pursuant to the Separation Agreement, the Company assumes all liability under this lease.

SECTION 3.16: GOVERNMENTAL APPROVALS

The Company must comply with the comments of the Securities and Exchange Commission ("SEC"), if any, with regard to the Company's preliminary proxy statement.

SECTION 3.17:  TAX MATTERS

See Section 6.2 of the Separation Agreement which provides that the Company shall receive written advice from BDO Seidman that, if the corporate separation is not tax free to the Company under Section 355 of the Internal Revenue Code of 1986, as amended, that the resulting tax would not exceed the amount of the Company's current net operating losses which would be eligible to offset such tax.

SECTION 3.18: TITLE TO PROPERTIES

UCC-1 Financing Statement No. 2002015141-1 filed by Tannebaum, LLC, as secured party, with the Secretary of State of Nevada on June 11, 2002 against the assets of Photogen Technologies, Inc. and Photogen, Inc., as debtors, in connection with the line of credit, which shall be terminated immediately prior to or contemporaneous with the closing of the Common Stock Purchase Agreement.

SECTION 3.19: LABOR DISPUTES
No exceptions.

SECTION 3.20: ENVIRONMENTAL MATTERS
No exceptions.

SECTION 3.21: COMPLIANCE WITH NASDAQ CONTINUED LISTING REQUIREMENTS

Although the price of the Company's Common Stock has recently traded below $1.00 on various occasions, it has not done so for any period of thirty consecutive days. The Company has not received any notice of delisting of its Common Stock and believes that it complies with all continued listing requirements of the Nasdaq SmallCap Market.

SECTION 3.22: BROKERS

AmeriCal Securities, Inc. agreements:

   1. Letter Agreement between the Company and AmeriCal Securities, Inc., dated March 25, 2002, regarding business development.

   2. Letter Agreement between the Company and AmeriCal Securities, Inc., dated March 25, 2002, regarding raising of capital.

   3. Letter, dated April 17, 2002, from the Company to AmeriCal Securities, Inc. terminating the Letter Agreements referenced in Items 1 and 2 of this
      Schedule 3.22.

   4. Letter from AmeriCal Securities, Inc. responding to April 17, 2002 letter.

SECTION 3.23:  NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION
No exceptions.

SECTION 3.24:  NO INTEGRATED OFFERING
No exceptions; however, in the course of filing its preliminary proxy materials, the Company plans to raise with the SEC the issue of integration between the private placement to the Purchasers and the shareholder offering to confirm that the Staff would not view the two offerings as integrated.

SECTION 3.25: TRANSACTIONS WITH AFFILIATES

1. Stuart P. Levine is the direct beneficial holder of 3,289,621 shares of Common Stock (approximately 8.8% of the outstanding Common Stock) and, along with Dr. Weinstein, may be deemed to control 4,116,921 shares held by Tannebaum, LLC. As disclosed in the SEC Filings, the Company has entered into a secured line of credit with Tannebaum LLC.

2. The Company expects to enter into a Separation Agreement (the "Separation Agreement") by and among the following: Craig Dees, Ph.D. and Dees Family Foundation, Eric A. Wachter, Ph.D. and Eric A. Wachter 1998 Charitable Remainder Unitrust, Timothy D. Scott, Ph.D. and Scott Family Investment Limited Partnership, Walter Fisher, Ph.D., Fisher Family Investment Limited Partnership, and Walt Fisher 1998 Charitable Remainder Unitrust, and John A. Smolik and Smolik Family LLP, Photogen Technologies, Inc. ("Technologies"), Photogen, Inc. ("Photogen"), Robert J. Weinstein, M.D., Stuart P. Levine and Tannebaum, LLC (note that pursuant to the Separation Agreement non-competition agreements shall be executed to effect the following: (i) Photogen and Drs. Dees, Wachter, Scott, Fisher and Mr. Smolik shall not develop or sublicense technologies that are a part of the therapeutic business of Technologies for diagnostic x-ray purposes or adversely affect the development of N1177 or PH-50; and (ii) Technologies shall not develop or sublicense non-nanoparticulate PH-10 or adversely affect the development of PH-10).

SECTION 3.26: QUESTIONABLE PAYMENTS
No exceptions.

SECTION 3.27:  INFORMATION SUPPLIED TO PURCHASERS
No exceptions.